Exhibit 4.1

EXECUTION COPY

TURLOCK CORPORATION

AND

THE GUARANTORS PARTY HERETO FROM TIME TO TIME

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

Indenture

Dated as of November 20, 2012

0.950% Senior Notes due 2015

1.500% Senior Notes due 2017

2.750% Senior Notes due 2022

4.000% Senior Notes due 2032

4.150% Senior Notes due 2042

EATON CORPORATION

Reconciliation and tie between Trust Indenture Act

of 1939 and Indenture, dated as of November 20, 2012

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	607(a)
(a)(2)	607(a)
(b)	607(b), 608
§ 312(c)	701
§ 314(a)	703
(a)(4)	1004
(c)(1)	102
(c)(2)	102
(e)	102
§ 315(b)	601
§ 316(a)(last sentence)	101 (“Outstanding”)
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
(c)	104(e)
§ 317(a)(1)	503
(a)(2)	504
(b)	1003
§ 318(a)	111

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

ARTICLE SEVEN
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Disclosure of Names and Addresses of Holders	59
SECTION 702. Reports by Trustee	60
SECTION 703. Reports by Company	60

ARTICLE EIGHT
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Company May Consolidate, Etc., Only on Certain Terms	60
SECTION 802. Successor Person Substituted	61
SECTION 803. Securities to Be Secured in Certain Events	61
SECTION 804. Opinion of Counsel to Trustee	62

ARTICLE NINE
SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders	62
SECTION 902. Supplemental Indentures with Consent of Holders	63
SECTION 903. Execution of Supplemental Indentures	64
SECTION 904. Effect of Supplemental Indentures	64
SECTION 905. Conformity with Trust Indenture Act	64
SECTION 906. Reference in Securities to Supplemental Indentures	64
SECTION 907. Notice of Supplemental Indentures	65

ARTICLE TEN
COVENANTS

SECTION 1001. Payment of Principal, Premium, if any, and Interest, if any	65
SECTION 1002. Maintenance of Office or Agency	65
SECTION 1003. Money for Securities Payments to Be Held in Trust	66
SECTION 1004. Statement as to Compliance	67
SECTION 1005. [Reserved]	67
SECTION 1006. Payment of Taxes and Other Claims	67
SECTION 1007. Maintenance of Principal Properties	67
SECTION 1008. Corporate Existence	67
SECTION 1009. Limitation on Liens	68
SECTION 1010. Limitation on Sale and Leaseback Transactions	70
SECTION 1011. Waiver of Certain Covenants	70
SECTION 1012. Purchase of Securities Upon Change of Control	70
SECTION 1013. Limitation on Activities of the Company and Parent Prior to Consummation of the Transaction	73
SECTION 1014. Future Guarantors	73

ARTICLE ELEVEN
REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article	74
SECTION 1102. Election to Redeem; Notice to Trustee	74
SECTION 1103. Selection by Trustee of Securities to Be Redeemed	74

SECTION 1104. Notice of Redemption	75
SECTION 1105. Deposit of Redemption Price	75
SECTION 1106. Securities Payable on Redemption Date	75
SECTION 1107. Securities Redeemed in Part	76
SECTION 1108. Special Mandatory Redemption	76
SECTION 1109. Optional Redemption	77

ARTICLE TWELVE
SINKING FUNDS

SECTION 1201. Applicability of Article	80

ARTICLE THIRTEEN
[RESERVED]

ARTICLE FOURTEEN
DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401. Company’s Option to Effect Defeasance or Covenant Defeasance	80
SECTION 1402. Defeasance and Discharge	80
SECTION 1403. Covenant Defeasance	81
SECTION 1404. Conditions to Defeasance or Covenant Defeasance	81
SECTION 1405. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	82

ARTICLE FIFTEEN
MEETINGS OF HOLDERS OF SECURITIES

SECTION 1501. General	83
SECTION 1502. Call, Notice and Place of Meetings	83
SECTION 1503. Persons Entitled to Vote at Meetings	84
SECTION 1504. Quorum; Action	84
SECTION 1505. Determination of Voting Rights; Conduct and Adjournment of Meetings	85
SECTION 1506. Counting Votes and Recording Action of Meetings	86

ARTICLE SIXTEEN

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS, DIRECTORS AND EMPLOYEES

SECTION 1601. Exemption from Individual Liability	86

ARTICLE SEVENTEEN
GUARANTEE

SECTION 1701. Guarantors’ Guarantee	87
SECTION 1702. Guarantee Unconditional	87

SECTION 1703. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances	88
SECTION 1704. Waiver by Guarantors	89
SECTION 1705. Subrogation	89
SECTION 1706. Stay of Acceleration	89
SECTION 1707. Limitation on Obligations of Guarantor	89
SECTION 1708. Scheme	89
SECTION 1709. Marshaling	90
SECTION 1710. Severability	90
SECTION 1711. Benefits Acknowledged	90
SECTION 1712. Release of Guarantees	90
SECTION 1713. Counterparts	91

Exhibit A1 – Form of 0.950% Senior Notes due 2015

Exhibit A2 – Form of 1.500% Senior Notes due 2017

Exhibit A3 – Form of 2.750% Senior Notes due 2022

Exhibit A4 – Form of 4.000% Senior Notes due 2032

Exhibit A5 – Form of 4.150% Senior Notes due 2042

Exhibit B – Form of Certificate of Transfer

Exhibit C – Form of Certificate of Exchange

Exhibit D – Form of Supplemental Indenture

v

INDENTURE, dated as of November 20, 2012 among TURLOCK CORPORATION, a corporation duly organized and existing under the laws of the State of Ohio (herein called the “Company”), having its principal office at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio, an indirect subsidiary of Eaton Corporation plc, an Irish public limited company (formerly known as Eaton Corporation Limited, “Parent”), the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance initially of: $600,000,000 aggregate principal amount of its 0.950% Senior Notes due 2015 (the “2015 Notes”), $1,000,000,000 aggregate principal amount of its 1.500% Senior Notes due 2017 (the “2017 Notes”), $1,600,000,000 aggregate principal amounts of its 2.750% Senior Notes due 2022 (the “2022 Notes”), $700,000,000 aggregate principal amount of its 4.000% Senior Notes due 2032 (the “2032 Notes”) and $1,000,000,000 aggregate principal amount of its 4.150% Senior Notes due 2042 (the “2042 Notes” and, together with the 2015 Notes, the 2017 Notes, the 2022 Notes and the 2032 Notes, the “Securities”).

This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper”, as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Articles Three, Six and Fourteen are defined in those Articles.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Interest” has the meaning assigned to that term pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of The Depository Trust Company with respect to such Global Security in each case to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate and deliver Securities.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Board of Directors” means either the Board of Directors of the Company, any Guarantor or Parent, as the case may be, or the Executive Committee of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, any Guarantor or Parent, as the case may be, to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Bridge Credit Facility” means the Senior Unsecured Bridge Credit Agreement, dated as of May 21, 2012 among Turlock Corporation, Eaton Corporation, Abeiron Limited, Turlock B.V., Morgan Stanley Senior Funding, Inc., as Administrative Agent, Citigroup Global Markets Inc. and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Joint Book Managers, and Citibank, N.A., as Syndication Agent.

“Business Day”, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.

“CFC” has the meaning set forth in the definition of “Disregarded Entity”.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of Parent and the assets of its subsidiaries, taken as a whole, to any person, other than Parent or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Parent or other Voting Stock into which the Voting Stock of Parent is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Parent or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Board of Directors of Parent are not Continuing Directors or (5) the adoption of a plan relating to the liquidation or dissolution of Parent. Notwithstanding the foregoing, the Transaction will not be deemed to involve a Change of Control and a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) Parent becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of Parent immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Banking, société anonyme, or its successors.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer, an Assistant Treasurer, its General Counsel or its Secretary, and delivered to the Trustee.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the applicable series of Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable series of Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the applicable Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest of those Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all those Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, that Quotation.

“Consolidated Net Tangible Assets” means the total assets of Parent and its consolidated subsidiaries, including the investment in (at equity) and the net amount of advances to and accounts receivable from corporations which are not consolidated subsidiaries less the following:

(1) current liabilities of Parent and its consolidated subsidiaries, including an amount equal to indebtedness required to be redeemed by reason of any sinking fund payment due in 12 months or less from the date as of which current liabilities are to be determined;

(2) all other liabilities of Parent and its consolidated subsidiaries other than Funded Debt, deferred income taxes and liabilities for employee post-retirement health plans recognized in accordance with Statement of Financial Accounting Standards No. 106;

(3) all depreciation and valuation reserves and all other reserves (except for reserves for contingencies which have not been allocated to any particular purpose) of Parent and its consolidated subsidiaries;

(4) the book amount of all segregated intangible assets of Parent and its consolidated subsidiaries, including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense less unamortized debt premium; and

(5) appropriate adjustments on account of minority interests of other persons holding stock in subsidiaries.

Consolidated Net Tangible Assets shall be determined on a consolidated basis in accordance with generally accepted accounting principles and as provided herein.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Parent who (1) was a member of the Board of Directors of Parent on the date the applicable Securities were issued or (2) was nominated for election, elected or appointed to the Board of Directors of Parent with the approval of a majority of the Continuing Directors who were members of the Board of Directors of Parent at the time of the nomination, election or appointment (either by a specific vote or by approval of the proxy statement of Parent in which that member was named as a nominee for election as a director, without objection to the nomination).

“Cooper” shall mean Cooper Industries plc.

“Cooper Guarantors” shall mean Cooper Industries plc, BZ Holdings Inc., Cooper Offshore Holdings Ltd., Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Lighting, LLC, Cooper Power Systems, LLC, Cooper Wiring Devices, Inc., and Cooper US, Inc.

“Corporate Trust Office” means the designated corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office on the date of execution of this Indenture is located at 2 North LaSalle Street, Suite 1020, Chicago, IL 60602, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“corporation” includes corporations, associations, companies and business trusts.

“Currency” means any currency or currencies, composite currency or composite currencies, or currency unit or currency units issued by the government of one or more countries or by any recognized confederation or association of such governments.

“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Defaulted Interest” has the meaning specified in Section 307.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 305 or Section 314 hereof, substantially in the form of Exhibits A1, A2, A3, A4 and A5 hereto except that such Security shall not bear the Global Securities Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depositary” means The Depository Trust Company, New York, New York, and its successors.

“Disregarded Entity” means a Subsidiary that is a flow-through entity (i.e., a partnership or a disregarded entity) for United States federal income tax purposes and has no material assets other than Equity Interests of one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957(a) of the Internal Revenue Code (each such controlled foreign corporation, a “CFC”).

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Eaton” means Eaton Corporation, an Ohio Corporation.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Escrow Account” means a segregated account, established pursuant to the terms of the Escrow Agreement with Citibank, N.A., free from all Liens (other than those Liens permitted under the Escrow Agreement).

“Escrow Agent” means Citibank, N.A., as escrow agent under the Escrow Agreement or any successor escrow agent as set forth in the Escrow Agreement.

“Escrow Agreement” means the Escrow and Control Agreement dated as of November 20, 2012, among the Company, the Trustee and the Escrow Agent, as amended, supplemented, modified, extended, renewed, restated or replaced in whole or in part from time to time.

“Escrow Property” means the net proceeds from the offering of the Securities as specified in the Escrow Agreement.

“Escrow Release Conditions” has the meaning assigned to such term in the Escrow Agreement.

“Euroclear” means Euroclear Bank S.A./N.V., or its successor as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Securities” means the Securities issued in the Exchange Offer pursuant to Section 314(f) hereof.

“Excluded Person” means (i) any Person that is not a direct or indirect wholly owned Subsidiary of Parent, (ii) any Person that is prohibited by any applicable law, rule or regulation binding on such Person or its properties or by any contractual obligation existing on the date such Person is formed, acquired or (solely with respect to prohibitions under applicable law, rule or regulation) redomiciled, in each case from guaranteeing the obligations under this Indenture (and for so long as such prohibition is in effect), (iii) any CFC, any Disregarded Entity or any Subsidiary that is owned by a CFC and (iv) any Person to the extent that the guarantee by such Person of the obligations under this Indenture would result in material adverse tax consequences to Parent or any of its Subsidiaries as reasonably determined by the Company.

“Federal Bankruptcy Code” means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

“Fitch” means Fitch Inc., and its successors.

“Funded Debt” means indebtedness for borrowed money owed or guaranteed by Parent or any consolidated subsidiary, and any other indebtedness which under generally accepted accounting principles would appear as debt on the balance sheet of such corporation, which matures by its terms more than twelve months from the date as of which Funded Debt is to be determined or is extendible or renewable at the option of the obligor to a date more than twelve months from the date as of which Funded Debt is to be determined.

“Global Security” or “Global Securities” has the meaning provided in Section 201.

“Global Securities Legend” means the legend set forth in Section 314(g)(ii), which is required to be placed on all Global Securities issued under this Indenture.

“Government Obligations” means, securities which are (i) direct obligations of the government which issued the Currency in which the Securities of a particular series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such Currency and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depository receipt.

“Guarantee” means the guarantee by any Guarantor of the Company’s obligations under this Indenture.

“Guarantor “ means Parent and any Subsidiary of Parent which is a guarantor of the Securities, including any Person that is required after the Issue Date to execute a Guarantee of the Securities pursuant to Section 1014 until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“Holder” means the Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Purchasers” means Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BNP Paribas Securities Corp., KeyBanc Capital Markets Inc., BNY Mellon Capital Markets, LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., HSBC Securities (USA) Inc., PNC Capital Markets LLC, Wells Fargo Securities, LLC, Banca IMI S.p.A., Svenska Handelsbanken AB (publ) and UBS Securities LLC.

“interest” with respect to the Securities means interest and Additional Interest, if any, payable with respect thereto.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company.

“Issue Date” means November 20, 2012.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Securities for use by such Holders in connection with the Exchange Offer.

“Lien” means any pledge, mortgage, lien, charge, encumbrance or security interest.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

“Merger” has the meaning specified in Section 801.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Non U.S. Person” means a Person who is not a United States person.

“Officers’ Certificate” means (i) as it relates to the Company a certificate signed by the Company’s Chairman, President, a Vice Chairman, a Vice President, General Counsel and by the Company’s Controller or Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary or a Vice President and (ii) as it relates to any Guarantor, a certificate signed by such Guarantor’s Chairman, President, a Vice Chairman, a Vice President, its General Counsel, Controller, Treasurer or Assistant Treasurer, the Secretary or an Assistant Secretary, or if such Guarantor does not have such officers, a director, and in the case of either (i) or (ii) delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, Parent or any other Guarantor, including an employee of the Company, Parent or any other Guarantor, and who shall be acceptable to the Trustee.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

(iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that, in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company, Parent or any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, Parent or any Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, Parent, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, Parent, any Guarantor or of such other obligor.

“Parent” means the Person named as “Parent” in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Parent” shall mean such successor corporation.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary, including Euroclear and Clearstream.

“Paying Agent” means any Person (including the Company or Parent acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium, if any) and interest, if any, on such Securities are payable as specified as contemplated by Sections 1002.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Company or any Restricted Subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) (i) which is financed by Industrial Development Bonds or (ii) which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole.

“Private Placement Legend” means the legend set forth in Section 314(g)(i) to be placed on all Securities issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Quotation Agent” means a Reference Treasury Dealer selected by the Company for the purpose of performing the functions of the Quotation Agent with respect to the applicable series of Securities.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the applicable Securities or fails to make a rating of the applicable Securities publicly available for reasons beyond the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors of the Company) as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Rating Event” means the rating on the applicable Securities is lowered by at least two Rating Agencies and such Securities are rated below an Investment Grade Rating on any day during the period (which period will be extended so long as the rating of such Security is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or Parent’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“Redemption Date”, when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means (A) (i) Citigroup Global Markets Inc. and (ii) Morgan Stanley & Co. LLC (or their respective affiliates which are Primary Treasury Dealers)

and their respective successors; provided, however, that if any of them ceases to be a primary United States Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute for them another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding the redemption date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of November 20, 2012, among the Company, the Guarantors and the other parties named on the signature pages thereof, and as such agreement may be amended, modified or further supplemented from time to time.

“Registered Security” means any Security registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of or within any series means the close of business on the fifteenth day (whether or not that date is a Business Day) immediately preceding the Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Permanent Global Security” means a Global Security substantially in the form of Exhibits A1, A2, A3, A4 and A5 hereto, bearing the Private Placement Legend and the Global Securities Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Regulation S.

“Regulation S Temporary Global Security” means a temporary Global Security in the form of Exhibits A1, A2, A3, A4 and A5, bearing the Private Placement Legend, the Global Securities Legend and the Regulation S Temporary Global Securities Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Security Legend” means the legend set forth in Section 314(g)(v) to be placed on the Regulation S Temporary Global Security.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Repayment Price” means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid by or pursuant to this Indenture.

“Responsible Officer”, when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.”

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend and the Global Securities Legend.

“Restricted Period”, with respect to any Security, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Security is first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Security or any predecessor Security.

“Restricted Subsidiary” means each of the Guarantors and any other subsidiary of Parent except (1) any subsidiary substantially all of the assets of which are located, or substantially all of the business of which is carried on, outside the United States, its territories and possessions and Canada, or any subsidiary substantially all of the assets of which consist of stock or other securities of such a subsidiary, (2) any subsidiary principally engaged in the business of financing notes and accounts receivable and any subsidiary substantially all of the assets of which consist of the stock or other securities of such a subsidiary or (3) any subsidiary acquired or organized after the date hereof; provided, however, that the term “Restricted Subsidiary” shall mean also any subsidiary which, subsequent to the date hereof, is designated by the Board of Directors of Parent as a Restricted Subsidiary, if as a result of such designation no covenant or agreement in this Indenture would be breached.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Securities” has the meaning specified in Section 201.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date on which Securities are initially issued.

“Special Mandatory Redemption” has the meaning specified in Section 1108.

“Special Mandatory Redemption Date” has the meaning specified in Section 1108.

“Special Mandatory Redemption Price” has the meaning specified in Section 1108.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of or within any series means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” or “subsidiary” means any corporation or other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Parent (or if such term is used with reference to any other Person, by such other Person), or in relation to a person incorporated (or established) under Dutch law, a “dochtermaatschappij” within the meaning of Section 2:24a of the Dutch Civil Code (regardless of whether the shares or voting rights on the shares in such company are held directly or indirectly through another “dochtermaatschappij”).

“Subsidiary Guarantor” means any Subsidiary of Parent that is a Guarantor.

“Transaction” means the transaction pursuant to the Transaction Agreement pursuant to which, among other things, Parent agreed to acquire, for a combination of cash and shares of Parent, all of the outstanding shares of Cooper.

“Transaction Agreement” means the Transaction Agreement, dated as of May 21, 2012, among Eaton Corporation, Parent, Comdell Limited (now known as Abeiron II Limited,

“Abeiron II”), Turlock B.V. (“Turlock”), the Company and Cooper Industries plc (“Cooper”), as amended by Amendment No. 1 to the Transaction Agreement dated June 22, 2012, among Eaton Corporation, Parent, Abeiron II, Turlock, the Company, Cooper and Eaton, Inc., and Amendment No. 2 to the Transaction Agreement dated October 19, 2012, among Eaton Corporation, Parent, Abeiron II, Turlock, the Company, Cooper and Eaton, Inc.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for the Redemption Date. The Treasury Rate will be determined on the third Business Day prior to the Redemption Date.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that, if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction which includes Puerto Rico, the United States Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

“United States person” means an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

“Unrestricted Definitive Security” means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Securities” means any Security in global form that does not bear or is not required to bear the Private Placement Legend.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of that person that is at the time entitled to vote generally in the election of the board of directors of that person.

SECTION 102. Compliance Certificates and Opinions. Upon any application or request by the Company, Parent or a Guarantor to the Trustee to take any action under any provision of this Indenture, the Company, Parent or such Guarantor, as applicable, shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished; provided, however that no such Officers’ Certificate and Opinion of Counsel will be required for the initial issuance of Securities under this Indenture.

Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 1004) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

SECTION 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company, Parent or any other Guarantor, as applicable, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, Parent or other Guarantor, as applicable, stating that the information with respect to such factual matters is in the possession of the Company, Parent or such other Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing or may be embodied in and evidenced by the record of Holders of Outstanding Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Outstanding Securities duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1506.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The principal amount and serial numbers of Registered Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) [Reserved]

(e) If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. Notices, Etc. to Trustee and Company and any Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, or

(2) the Company, or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company, Parent or any other Guarantor addressed to it at the address of its principal office specified in the first paragraph of this Indenture, Attention: Thomas E. Moran or at any other address previously furnished in writing to the Trustee by the Company.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. The party providing instructions or directions by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 106. Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders of Registered Securities by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders of Registered Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108. Successors and Assigns. All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their successors and assigns, whether so expressed or not.

SECTION 109. Separability Clause. In case any provision in this Indenture or in any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Security Registrar and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111. Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York. This

Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 112. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Security other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section), payment of principal (and premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or Repayment Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or Maturity, as the case may be.

SECTION 113. Submission to Jurisdiction. The Company and each Guarantor not organized in the United States shall appoint CT Corporation as its agent for service of process in any suit, action or proceeding with respect to this Indenture, the Securities and the Guarantees and for actions brought under the United States federal or state securities laws brought in any United States federal or state court located in the Borough of Manhattan in the County and City of New York. The Company and each Guarantor irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the County and City of New York over any suit, action or proceeding arising out of or relating to this Indenture, the Securities or the Guarantees and for actions brought under the United States federal or state securities laws. Service of any process, summons, notice or document by registered mail addressed to the Company or any Guarantor at the address in Section 105 shall be effective service of process against the Company or any Guarantor for any suit, action or proceeding brought in any such court. The Company and each Guarantor irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and each Guarantor and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon judgment. The Company and each Guarantor further agrees that nothing herein shall affect any Holder’s right to effect service of process in any other manner permitted by law or bring a suit action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

SECTION 114. Waiver of Immunity. To the extent that each of the Company and the Guarantors, or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to each of the Company and the Guarantors, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any New York state or United States federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of each of the Company and the Guarantors or any other matter under or arising out of or in connection with this Indenture, each of the Company and the Guarantors hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by applicable law, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

SECTION 115. Waiver of Jury Trial. EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 116. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE TWO

SECURITY FORMS

SECTION 201. Forms Generally. The 2015 Notes and the accompanying Trustee’s certificate of authentication shall be substantially in the form annexed hereto as Exhibit A1, the 2017 Notes and the accompanying Trustee’s certificate of authentication shall be substantially in the form annexed hereto as Exhibit A2, the 2022 Notes and the accompanying Trustee’s certificate of authentication shall be substantially in the form annexed hereto as Exhibit A3, the 2032 Notes and the accompanying Trustee’s certificate of authentication shall be substantially in the form annexed hereto as Exhibit A4 and the 2042 Notes and the accompanying Trustee’s certificate of authentication shall be substantially in the form annexed hereto as Exhibit A5, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Securities of each series may have notations, legends or endorsements required by law, stock exchange agreements to which the Company or any Guarantor is subject or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on the Securities.

The terms and provisions contained in the form of the Securities of each series annexed hereto as Exhibits A1 (in the case of the 2015 Notes), A2 (in the case of the 2017 Notes), A3 (in the case of the 2022 Notes), A4 (in the case of the 2032 Notes) and A5 (in the case of the 2042 Notes) shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company, each Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities in registered form in substantially the form set forth in Exhibit A1 (in the case of the 2015 Notes), A2 (in the case of the 2017 Notes), A3 (in the case of the 2022 Notes), A4 (in the case of the 2032 Notes) and A5 (in the case of the 2042 Notes) (the “Rule 144A Global Securities”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of the Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as herein provided.

Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Securities in registered form in substantially the form set forth in Exhibit A1 (in the case of the 2015 Notes), A2 (in the case of the 2017 Notes), A3 (in the case of the 2022 Notes), A4 (in the case of the 2032 Notes) and A5 (in the case of the 2042 Notes) (the “Regulation S Temporary Global Securities”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of the Regulation S Temporary Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

The Rule 144A Global Securities, the Regulation S Temporary Global Securities, the Regulation S Permanent Global Securities and the Unrestricted Global Securities are sometimes referred to herein as the “Global Securities.”

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security will be exchanged for beneficial interests in the Regulation S Permanent Global Security pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Security, the Trustee will cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream, in each case in a form approved by the Company, certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of each Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a Rule 144A Global Security bearing a Private Placement Legend, all as contemplated by Section 314(b)(iii) hereof).

The Trustee’s certificate of authentication on all Securities shall be in substantially the form set forth in this Article.

The Definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Trustee’s Certificate of Authentication. Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By
Authorized Signatory

SECTION 203. Securities Issuable in Global Form. If Securities of or within a series are issuable in global form, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Section 304 or as otherwise provided in Section 314. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

Notwithstanding the provisions of Section 307, payment of principal of (and premium, if any) and interest, if any, on any Security in permanent global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 309 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security, the Holder of such permanent global Security in registered form. The Depository Trust Company shall be the initial Depositary for the Securities.

ARTICLE THREE

THE SECURITIES

SECTION 301. Securities. There are to be authenticated and delivered $600,000,000 principal amount of 2015 Notes, $1,000,000,000 principal amount of 2017 Notes, $1,600,000,000 principal amount of 2022 Notes, $700,000,000 principal amount of 2032 Notes and $1,000,000,000 principal amount of 2042 Notes. Each series of Securities may be reopened at any time, without the consent of any Holder, for issuances of additional Securities of such series. Any such additional Securities will have the same interest rate, maturity and other terms as those initially issued. No Securities of a series shall be authenticated and delivered in excess of the principal amount as so increased except as provided by Sections 304, 305, 306, 906 or 1107.

SECTION 302. Denominations, Form and Currency. Except as provided in this Indenture, the Securities will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000 and shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

SECTION 303. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman, its President, a Vice President, its General Counsel, its Treasurer or its Secretary. The signature of any of these officers on the Securities may be the manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities.

The Trustee shall not be required to authenticate and deliver any such Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Registered Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein, executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

SECTION 304. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form.

Except in the case of temporary Securities in global form (which shall be exchanged in accordance with Section 201), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series, upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series and tenor of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 305. Registration, Registration of Transfer and Exchange. (a) The Company shall cause to be kept a register for each series of Securities (the registers maintained in the Corporate Trust Office of the Trustee or in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the “Security Registrar”) for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.

Upon surrender for registration of transfer of any Registered Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series and tenor, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, any permanent global Security shall be exchangeable only as provided in this paragraph. If any beneficial owner of an interest in a permanent global Security is entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, provided that any applicable notice provided in the permanent global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the Trustee definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by or on behalf of the Depositary or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver in accordance with instructions from the applicable depositary (including instructions as to the registration of Registered Securities), in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which shall be in the form of Registered Securities; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date, if the Security for which exchange is requested may be among those selected for redemption. If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of that series under Section 1103 and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

(b) A beneficial interest in a Global Security may not be exchanged for a Definitive Security unless (i) the Depositary (A) notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or (B) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such cessation; (ii) the Company, at its option and subject to The Depository Trust Company’s procedures, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Securities; or (iii) there has occurred and is continuing an Event of Default with respect to the Securities (although Regulation S Temporary Global Securities at the Company’s election pursuant to this clause may not be exchanged for Definitive Securities prior to (a) the expiration of the Restricted Period and (b) the receipt of any certificates required under the provisions of Regulation S and Section 201). Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 304 and Section 306. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this paragraph, Section 304 or Section 306 or Section 314, shall be authenticated and delivered in the form of, and shall be, a Global Security, except for Definitive Securities issued subsequent to any of the preceding events in (i), (ii) or (iii) above and pursuant to Sections 314(c) or (e). A Global Security may not be exchanged for another Security other than as provided in Section 305; provided, however, beneficial interests in a Global Security may be transferred and exchanged as provided in Sections 314(b) and (c).

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such mutilated Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

If there shall be delivered to the Company, any Guarantor and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company, any Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved. (a) Interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest on any Registered Security may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 309, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee located inside the United States.

Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.

The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose name the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b) [Reserved]

SECTION 308. [Reserved]

SECTION 309. Persons Deemed Owners. Prior to due presentment of a Registered Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

None of the Company, any Guarantor, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Security or impair, as between such depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Security.

SECTION 310. Cancellation. All Securities surrendered for payment, redemption, repayment at the option of the Holder, or for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered, shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Unless by Company Order the Company directs the return of any cancelled Securities to it, all cancelled Securities shall be disposed of by the Trustee in accordance with its customary procedures and the Trustee shall deliver its certificate of such disposition to the Company.

SECTION 311. Computation of Interest. Interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 312. [Reserved].

SECTION 313. [Reserved].

SECTION 314. Transfer and Exchange.

(a) [Reserved].

(b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i), (ii), (iii) or (iv) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Securities. Beneficial interests in any Restricted Global Securities may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global

Securities in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Securities may not be made to a United States person or for the account or benefit of a United States person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Securities may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Securities. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 314(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 314(b)(i), the transferor of such beneficial interest must deliver to the Security Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Securities prior to (A) the expiration of the Restricted Period and (B) the receipt by the Security Registrar of any certificates required pursuant to Section 201; provided, further, that in no event shall a beneficial interest in an Unrestricted Global Security be credited, or an Unrestricted Definitive Security be issued, to a Person who is an affiliate (as defined in Rule 144) of the Company. Upon consummation of an Exchange Offer by the Company in accordance with Section 314(f) hereof, the requirements of this Section 314(b)(ii) shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Securities pursuant to Section 314(h).

(iii) Transfer of Beneficial Interests to Another Restricted Global Securities. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 314(b)(ii) and the Security Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Security or the Regulation S Permanent Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 314(b)(ii) and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker dealer participating in the Exchange Offer (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the shelf registration statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer participating in the Exchange Offer pursuant to the registration statement filed in connection with the Exchange Offer and in accordance with the Registration Rights Agreement; or

(D) the Security Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of

Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 303, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (D) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

(i) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 305(b) and receipt by the Security Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Securities proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Securities to be reduced accordingly pursuant to Section 314(h), and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Security in the applicable principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 314(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 314(c)(i), other than pursuant to clause (D) or (F) above, shall bear the Private Placement Legend and the Regulation S Temporary Global Security Legend, as applicable, and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Temporary Global Security to Definitive Security. Notwithstanding Section 314(c)(i)(A) and (C), a beneficial interest in the Regulation S Temporary Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to (A) the expiration of the Restricted Period and (B) the receipt by the Security Registrar of any certificates required pursuant to Section 201, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Security to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 305(b) and if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker dealer participating in the Exchange Offer, (2) a person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a shelf registration statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer participating in the Exchange Offer pursuant to the registration statement filed in connection with the Exchange Offer in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Securities proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 305(b) and satisfaction of the conditions set forth in Section 314(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Securities to be reduced accordingly pursuant to Section 314(h), and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Security in the applicable principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 314(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 314(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

(i) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Security Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Security is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Security, in the case of clause (B) above, the applicable Rule 144A Global Security and, in the case of clause (C) above, the applicable Regulation S Global Security.

(ii) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Security. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker dealer participating in the Exchange Offer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a shelf registration statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer participating in the Exchange Offer pursuant to the registration statement filed in connection with the Exchange Offer in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions in this Section 314(d)(ii), the Trustee shall cancel the Restricted Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Security. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 303, the Trustee shall authenticate one or more Unrestricted Global Security in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 314(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 314(e):

(i) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Security Registrar receives the following:

(A) if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker dealer participating in the Exchange Offer, (2) a Person participating in the distribution of Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to a shelf registration statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a broker-dealer participating in the Exchange Offer pursuant to the registration statement filed in connection with the Exchange Offer in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of a Company Order in accordance with Section 303 hereof, the Trustee will authenticate:

(1) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Security accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not broker-dealers participating in the Exchange Offer, (B) they are not participating in a distribution of the Exchange Securities and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2) Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not broker-dealers participating in the Exchange Offer, (B) they are not participating in a distribution of the Exchange Securities and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Securities, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Security to be reduced accordingly and will cause the aggregate principal amount of the Unrestricted Global Security to be increased accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Securities so accepted Unrestricted Definitive Securities in the appropriate principal amount.

(g) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THIS SECURITY AND THE GUARANTEES THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH 2(D) ABOVE, EATON CORPORATION RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE

PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTION”

(B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), or (e)(iii) of this Section 314 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY OR ON BEHALF OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 314 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 305 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 310 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) [Reserved].

(iv) [Reserved].

(v) Regulation S Temporary Global Security Legend. Each temporary Security that is a Global Security issued pursuant to Regulation S shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS A TEMPORARY GLOBAL SECURITY FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS TEMPORARY GLOBAL SECURITY NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.”

(h) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 310. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly, and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction. If the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 314 to effect a registration of transfer or exchange may be submitted by facsimile or electronically via .pdf transmission.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including transfers between or among Participants, Indirect Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

(1) either

(A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities of such series for whose payment money has theretofore been deposited with the Trustee or any Paying Agent and thereafter repaid to the Company, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all Securities of such series not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606, the obligations of the Trustee to any Authenticating Agent under Section 611 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money. Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default. “Event of Default”, wherever used herein with respect to Securities of any series for which there are Securities Outstanding, means any of the following events which shall have occurred (unless the Event of Default is either inapplicable to a particular series or is specifically deleted or modified in the supplemental indenture under which such series of Securities is issued or in the form of Security for such series):

(1) default in the payment of any installment of interest upon any Security of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of (and premium, if any, on) any Security of such series as and when the same shall become due and payable either at Maturity, upon redemption, by declaration or otherwise; or

(3) failure on the part of the Company, Parent, or a relevant Guarantor duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company, Parent or such other Guarantor in the Outstanding Securities of such series or in this Indenture contained for a period of 60 days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Company and the relevant Guarantor by the Trustee, or to the Company, the relevant Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series; or

(4) a decree or order by a court having jurisdiction in the premises shall have been entered for relief in respect to the Company in an involuntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the Federal Bankruptcy Code or any other similar applicable Federal or State law, and such decree or order shall have continued undischarged, undismissed or unstayed for a period of 90 consecutive days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, trustee, assignee, custodian or sequestrator (or similar official) in bankruptcy or insolvency of the Company or any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged, undismissed and unstayed for a period of 90 consecutive days; or

(5) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy or insolvency proceeding against it, or shall have filed a petition or answer or consent seeking reorganization under the Federal Bankruptcy Code, as now constituted or hereof amended, or any other similar applicable Federal or State law, or shall consent to the filing of any such petition or to the entry of any order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possessions by a receiver, liquidator, trustee, assignee, custodian or sequestrator (or other similar official) in bankruptcy or insolvency of the Company or of any substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due and its willingness to be adjudged bankrupt; or

(6) the Guarantees of the Securities of any series by Parent or any Subsidiary Guarantor that is a Significant Subsidiary (or group of Subsidiaries that together would constitute a Significant Subsidiary) ceases to be, or is asserted by the Company or any of the foregoing not to be, in full force and effect or enforceable in accordance with its terms, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; or

(7) the Company fails to comply with the obligation to make a Special Mandatory Redemption pursuant to Section 1108.

No Event of Default with respect to a particular series of Securities issued under this Indenture necessarily constitutes an Event of Default with respect to any other series of Securities issued hereunder.

SECTION 502. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series (or, in the case of an Event of Default specified in clauses (4) or (5) of Section 501, the Holders of not less than 25% in principal amount of the Outstanding Securities) may declare the principal amount of all of the Securities of that series (or of all series, as the case may be) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series (or of all series, as the case may be), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay,

(A) all overdue interest, if any, on all Outstanding Securities of that series (or of all series, as the case may be),

(B) all unpaid principal of (and premium, if any, on) any Outstanding Securities of that series (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Securities,

(C) interest, if any, upon overdue interest, if any, at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of that series (or of all series, as the case may be), other than the non-payment of amounts of principal of (or premium, if any) or interest, if any, on Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

In case the Trustee or Holders shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee or such Holders, then in every such case the Company, the Trustee and the Holders of the Securities shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

(1) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, or upon redemption or upon declaration or otherwise,

then the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities the whole amount then due and payable on such Securities for principal (and premium, if any) and/or interest, and interest, if any, on any overdue principal (and premium, if any) and on any overdue interest, if any, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any expenses, advances or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities, including the Guarantors, and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, including the Guarantors, wherever situated.

If an Event of Default with respect to Securities of any series (or of all series, as the case may be) occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series (or of all series, as the case may be) by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Guarantor, upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal (and premium, if any), owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected. Any money collected by the Trustee pursuant to this Article or the Escrow Agreement shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 606;

Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest respectively; and

Third: The balance, if any, to the Person or Persons entitled thereto.

SECTION 507. Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of not less than a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of the same series or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Securities of the same series.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Fourteen) and in such Security, of the principal of (and premium, if any) and (subject to Section 307) interest, if any, on, such Security on the respective due dates expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Guarantor, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders. With respect to the Securities of any series, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of Securities of such series not consenting.

SECTION 513. Waiver of Past Defaults. Subject to Section 502, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1) in respect of the payment of the principal of (or premium, if any) or interest, if any, on any Security, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 514. Waiver of Stay or Extension Laws. The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided further that, in the case of any default or breach of the character specified in Section 501(3) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 602. Certain Rights of Trustee. Subject to the provisions of TIA Section 315(a) through 315(d) and Section 612:

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9) the Trustee shall not be deemed to have notice of any default hereunder or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(10) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, provided, that the Company has approved the appointment of such agent, custodian or other Person, such approval not to be unreasonably withheld; and

(11) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 603. Trustee Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 604. May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 605. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 606. Compensation and Reimbursement. The Company and the Guarantors, jointly and severally agree:

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company and the Guarantors under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company and the Guarantors, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest, if any, on particular Securities.

SECTION 607. Corporate Trustee Required; Eligibility; Conflicting Interests. (a) There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and (5) and shall have a combined capital and surplus of at least 5 million Dollars. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(b) The following indentures shall be deemed to be specifically described herein for the purposes of clause (i) of the first proviso contained in TIA Section 310(b): Indenture dated as of August 15, 1986 between the Company and the Trustee and Indenture dated as of February 1, 1991 among Eaton ETN Offshore Ltd., the Company and the Trustee and the Indenture dated as of April 1, 1994 between the Company and the Trustee.

SECTION 608. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to the Holders of Securities of such series in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 609. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Whenever there is a successor Trustee with respect to one or more (but less than all) series of securities issued pursuant to this Indenture, the terms “Indenture” and “Securities” shall have the meanings specified in the provisos to the respective definitions of those terms in Section 101 which contemplate such situation.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers, trusts and duties referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 610. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 611. Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than 5 million Dollars and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 606.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By
as Authenticating Agent

By
Authorized Signatory

SECTION 612. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture.

(2) In the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) Notwithstanding anything to the contrary contained herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 612.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received from the Holders of a majority in principal amount of the Outstanding Securities of any series pursuant to Section 512 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 612 and to the provisions of the Trust Indenture Act.

(e) The Trustee shall not be liable for interest on any assets received by it, except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 613. Authority to Enter into Escrow Agreement.

The Trustee is authorized and directed to execute, deliver and perform its duties under the Escrow Agreement.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Disclosure of Names and Addresses of Holders. Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 702. Reports by Trustee. Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit to the Holders of Securities, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

SECTION 703. Reports by Company. The Company shall:

(1) file with the Trustee, within 15 days after the Company [is required to] file[s] the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

(4) Delivery of such reports and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any Guarantor’s, as the case may be, compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Company May Consolidate, Etc., Only on Certain Terms. The Company or Parent shall not consolidate with or merge into any other corporation and no other corporation shall consolidate with or merge into the Company or

Parent, and the Company or Parent shall not convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1) the corporation formed by such consolidation or merger (if other than the Company or Parent) or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company or Parent substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Company’s or Parent’s obligation, as applicable, for the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities and the performance of every covenant of this Indenture on the part of the Company or Parent, as applicable, to be performed or observed and, if a corporation, in the case of the Company, shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia, and in the case of Parent, shall be a corporation organized and existing under the laws of any member state of the European Union or the United States or any state thereof or the District of Columbia;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Company, Parent or such Person has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and any supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; provided that no such Officers’ Certificate and Opinion of Counsel shall be provided for the merger of the Company with and into Eaton, with Eaton continuing as the surviving corporation (the “Merger”), in connection with the acquisition by Eaton and Parent of Cooper.

SECTION 802. Successor Person Substituted. Upon any consolidation by the Company with or merger by the Company or Parent into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company or Parent substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company or Parent is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or Parent under this Indenture with the same effect as if such successor had been named as the Company or Parent herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the “Company” in the first paragraph of this Indenture or any successor corporation which shall theretofore become such in the manner described in Section 801) or Parent, except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

SECTION 803. Securities to Be Secured in Certain Events. If, upon any such consolidation of the Company or Parent with or merger of the Company or Parent into any other corporation, or upon any conveyance, lease or transfer of the property of the Company or Parent as an entirety or substantially as an entirety to any other Person, any property or assets of the Company or Parent or of any Restricted Subsidiary would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 1009 without equally and ratably securing the Securities, the Company, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, will, as to such property or assets, secure the Securities Outstanding hereunder (together with, if the Company shall so determine, any other Debt of the Company now existing or hereafter created which is not subordinate to the Securities) equally and ratably with (or prior to) the Debt which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such property or assets by such Lien, or will cause such Securities to be so secured.

SECTION 804. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Section 602, may receive an Opinion of Counsel, prepared in accordance with Section 102, as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company or the Guarantors, if applicable, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another corporation to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor contained herein and in the Securities; or

(2) to add to the covenants of the Company or any Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or any Guarantor; or

(3) to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are being included solely for the benefit of such series); or

(4) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(5) to secure the Securities pursuant to the requirements of Section 803 or 1009 or otherwise; or

(6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609(b); or

(7) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided such action shall not adversely affect the interests of the Holders of Securities of any particular series in any material respect; or

(8) to add a Guarantor or Guarantors of the Securities pursuant to the requirements of Section 1014 hereof or otherwise or to release any Guarantor in accordance with the terms of this Indenture;

(9) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 401, 1402 and 1403; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect.

SECTION 902. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities of any series, by Act of said Holders delivered to the Company, of if applicable, one or more Guarantors and the Trustee, the Company, any applicable Guarantor(s) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture which affect such series of Securities or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of such series,

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Security of such series, or reduce the principal amount thereof or the rate of interest, thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of a Security of such series that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or adversely affect any right of repayment at the option of any Holder of any Security of such series, or change any Place of Payment where, or the Currency in which, any Security of such series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture which affect such series or certain defaults applicable to such series hereunder and their consequences provided for in this Indenture, or reduce the requirements of Section 1504 for quorum or voting with respect to Securities of such series, or

(3) modify any of the provisions of this Section, Section 513 or Section 1011, except to increase any such percentage or to provide that certain other provisions of this Indenture which affect such series cannot be modified or waived without the consent of the Holder of each Outstanding Security of such series.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series. Any such supplemental indenture adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, or modifying in any manner the rights of the Holders of Securities of such series, shall not affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. A Guarantor shall not be required to be a party to a supplemental indenture except to the extent such supplemental indenture relates to such Guarantor’s obligations.

SECTION 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company, and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

SECTION 907. Notice of Supplemental Indentures. Promptly after the execution by the Company, each Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security so affected, pursuant to Section 106, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium, if any, and Interest, if any. The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Securities of that series in accordance with the terms of the Securities and this Indenture.

The Company agrees to provide the Trustee with prompt notice of a Registration Default under the Registration Rights Agreement, of the time from which the Additional Interest provided for thereunder accrues and of any cure of such Registration Default. Whenever in this Indenture there is mentioned, in any context, the payment of the interest on or in respect of any Security of a series, such mention shall be deemed to include mention of the payment of Additional Interest provided for in the Registration Rights Agreement to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to such Agreement and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

SECTION 1002. Maintenance of Office or Agency. If the Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as a Place of Payment for each series of Securities the office or agency of the Company in the Borough of Manhattan, the City of New York, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 1003. Money for Securities Payments to Be Held in Trust. If the Company or any Guarantor shall at any time act as Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to or on each due date of the principal of (and premium, if any) or interest, on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (or premium, if any) or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent (other than the Trustee) for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) and interest, on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company or any Guarantor (or any other obligor upon the Securities of such series) in the making of any payment of principal of (or premium, if any) or interest, on the Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company or a Guarantor, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest, if any, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company or a Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Statement as to Compliance. The Company, and if required by the TIA, each Guarantor, will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s and such Guarantor’s compliance with all conditions and covenants under this Indenture. For purposes of this Section 1004, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

SECTION 1005. [Reserved].

SECTION 1006. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company, Parent or any Restricted Subsidiary or upon the income, profits or property of the Company, Parent or any Restricted Subsidiary, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any Principal Property of the Company, Parent or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1007. Maintenance of Principal Properties. The Company will cause all Principal Properties to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent or restrict the sale, abandonment or other disposition of any of such Principal Properties if such action is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries as a whole and not disadvantageous in any material respect to the Holders.

SECTION 1008. Corporate Existence. Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company, Parent and any Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and not disadvantageous in any material respect to the Holders.

SECTION 1009. Limitation on Liens. Parent will not, directly or indirectly, create or assume, and will not permit any Restricted Subsidiary to create or assume, any mortgage, pledge or other lien of or upon any of its or their assets, real or personal, now owned or hereafter acquired, or of or upon any income or profits therefrom, without making effective, and Parent covenants that in any such case it will make or cause to be made effective, whereby all of the Outstanding Securities of each series shall be secured by such mortgage, pledge or lien equally and ratably with any and all other obligations and indebtedness thereby secured; provided that the foregoing covenant shall not apply to any of the following:

(1) the creation of any mortgage or other lien on any property of Parent or any Restricted Subsidiary to secure indebtedness incurred prior to, at the time of, or within 120 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property; provided that such indebtedness so secured shall have been incurred for the purpose of financing all or any part of the acquisition or construction of any such property;

(2) the creation of a mortgage or other lien for the sole purpose of renewing or refunding any mortgage or lien referred to in clause (1) of this Section 1009, provided that the principal amount of indebtedness so secured at the time of such renewal or refunding is less than or equal to the indebtedness renewing or refunding such indebtedness, and that such renewal or refunding mortgage or lien shall be limited to all or any part of the same property which secured the mortgage or lien renewed or refunded;

(3) mortgages or liens on any property hereafter acquired by Parent or any Restricted Subsidiary existing at the time of such acquisition;

(4) liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith;

(5) liens in favor of the United States, or any State or subdivision thereof, or any other country or subdivision thereof where Parent or any Restricted Subsidiary may transact any of its business, or any governmental agency, incurred in the ordinary course of business;

(6) liens for property taxes or assessments or governmental charges or levies on property owned by Parent any Restricted Subsidiary, if such taxes, assessments, governmental charges or levies shall not at the time be due and payable, or if the same thereafter can be paid without penalty, or if the same are being contested in good faith;

(7) pledges or deposits to secure payment of workmen’s compensation or insurance premiums, or in connection with tenders, bids or contracts (other than contracts for the payment of money) or leases, deposits to secure surety or appeal bonds, pledges or deposits in connection with contracts made with or at the request or deposits in connection with contracts made with or at the request of the United States or any agency thereof, and pledges or deposits for purposes similar to any of the above in the ordinary course of business;

(8) liens created by or resulting from any litigation or legal proceeding which at the time is currently being contested in good faith by appropriate proceedings; liens arising out of judgments or awards as to which the time for prosecuting an appeal or proceeding for review has not expired; leases made or existing on property acquired in the ordinary course of business; landlord’s liens on property held under lease; or

(9) any mortgage, pledge or other lien executed by any Restricted Subsidiary and exclusively securing any indebtedness incurred by such Restricted Subsidiary to Parent or to one or more wholly-owned Restricted Subsidiaries.

Notwithstanding the foregoing provisions of this Section 1009, Parent or any Restricted Subsidiary (a) may create, assume or permit to exist any mortgage, pledge or other lien which would otherwise be prohibited by the foregoing covenants for the purpose of securing indebtedness or other obligations if the sum of (x) the aggregate amount thereof, (y) the aggregate amount of all other indebtedness or other obligations of Parent and its Restricted Subsidiaries then outstanding and secured by mortgages, pledges or other liens which would otherwise be prohibited by the foregoing covenants (not including indebtedness or other obligations permitted to be secured under clauses (1) through (9) above) and (z) the aggregate value (determined as provided in Section 1010) of manufacturing plants theretofore sold or transferred and leased pursuant to Sale and Leaseback Transactions which were permitted solely by reason of the provisions of Section 1010(d) does not at such time exceed 10% of Consolidated Net Tangible Assets, and (b) may extend, renew or refund any such mortgage, pledge or other lien if the provisions of clause (a) of this paragraph were not violated at the time such mortgage, pledge or other lien was created, assumed or permitted to exist, if the principal amount of indebtedness so secured thereby shall not exceed the unpaid principal amount of indebtedness so secured at the time of such extension, renewal or refunding, and if such extension, renewal or refunding mortgage, pledge or other lien shall be limited to all or any part of the same property that was subject to the mortgage, pledge or other lien extended, renewed or refunded.

If at any time Parent or any Restricted Subsidiary shall create or assume any mortgage, pledge or other lien not excepted from this Section 1009 as above provided, the Company will promptly deliver to the Trustee (i) an Officers’ Certificate stating that the covenant contained in the first paragraph of this Section 1009 has been complied with, and (ii) an Opinion of Counsel stating that, in the opinion of such counsel, such covenant has been complied with and that any instruments executed by Parent in performance of such covenant comply with the requirements thereof.

In the event that Parent shall hereafter secure the Securities of any series equally and ratably with other obligation or indebtedness pursuant to the provisions of this Section 1009, the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce effectively the rights of the holders of the Securities so secured equally and ratably with such other obligations or indebtedness. Subject to the provisions of Section 602 hereof, the Trustee may receive an

Opinion of Counsel as conclusive evidence that any supplemental indenture or steps taken to secure the Securities equally and ratably comply with the provisions of this Section 1009.

SECTION 1010. Limitation on Sale and Leaseback Transactions. Parent will not and will not permit any Restricted Subsidiary to sell or transfer (except to Parent or one or more Restricted Subsidiaries, or both) any manufacturing plant owned by Parent or any Restricted Subsidiary with the intention of taking back a lease on such property (herein referred to as a “Sale and Leaseback Transaction”) unless (a) the sale or transfer of the property is made within 120 days after the later of the date of (i) the acquisition of the property, (ii) the completion of construction or (iii) the commencement of full operation thereof, or (b) such lease has a term, including all permitted extensions and renewals, of not more than three years, and it is intended that the use by Parent or such Restricted Subsidiary of the manufacturing plant covered by such lease will be discontinued on or before the expiration of such term, or (c) at such time Parent or such Restricted Subsidiary could, pursuant to the provisions of Section 1009, create, assume or permit to exist a mortgage on the manufacturing plant to be sold or transferred and leased securing indebtedness or other obligations in an aggregate amount equal to the amount realized or to be realized upon the sale or transfer of such manufacturing plan in connection with the Sale and Leaseback Transaction without retiring Securities or other indebtedness by redemption or without equally and ratably securing all the Outstanding Securities of each series by such mortgage, as provided in Section 1009, or (d) at such time Parent shall cause an amount equal to the value of the manufacturing plant to be sold or transferred and leased to be applied to the retirement (other than any mandatory retirement), within 120 days of the effective date of the Sale and Leaseback Transaction, of either the Securities or other Funded Debt of Parent which is equal in rank to the Securities, or both (for which purpose previously acquired Securities may be used). For the purposes of Section 1009 and subsection (d) of this Section 1010, the term “value” with respect to any manufacturing plant to be sold or transferred and leased pursuant to a Sale and Leaseback Transaction shall mean as of any particular time, the amount equal to the greater of (1) the net proceeds of the sale or transfer of such manufacturing plant or (2) the fair value of such manufacturing plant at the time of entering into such Sale and Leaseback Transaction, as determined by the Board of Directors of Parent, in either case divided first by the number of full years of the term of the lease which is part of such Sale and Leaseback Transaction and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in such lease.

SECTION 1011. Waiver of Certain Covenants. The Company may, with respect to any series of Securities, omit in any particular instance to comply with any term, provision or condition which affects such series set forth in Section 803 or Sections 1006 to 1010, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Securities of any series, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company or any Guarantor and the duties of the Trustee to Holders of Securities of such series in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1012. Purchase of Securities Upon Change of Control. (a) If a Change of Control Triggering Event occurs with respect to a series of Securities, unless the

Company has exercised its option to redeem the applicable Securities by notifying the Holders of such Securities to such effect the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of the series of Securities as to which the Change of Control Triggering Event has occurred to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s applicable Securities on the terms set forth in this Section 1012. In a Change of Control Offer the Company shall offer payment in cash equal to 101% of the aggregate principal amount of applicable Securities repurchased, plus accrued and unpaid interest, if any, on the applicable Securities repurchased to the date of repurchase (a “Change of Control Payment”).

(b) Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the applicable Securities, and a copy of such notice shall be delivered to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the applicable Securities on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control state that the Change of Control Offer is conditioned on the Change of Control Triggering Event with respect to the applicable Securities occurring on or prior to the Change of Control Payment Date. The notice shall state, among other things:

(1) that a Change of Control Triggering Event has occurred or will occur, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder’s Securities;

(2) the circumstances and relevant facts regarding such Change of Control;

(3) that the Change of Control Offer is being made pursuant to this Section 1012 and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment on the Change of Control Payment Date;

(4) the Change of Control Payment Date;

(5) the Change of Control Payment;

(6) the name and address of the Paying Agent;

(7) that Securities must be surrendered at least five Business Days prior to the Change of Control Payment Date to the Paying Agent at the office of the Paying Agent, together with the form entitled “Option of Holder to Elect Repayment” which form is annexed to the Securities;

(8) that the Change of Control Payment for any Security which has been properly tendered and not withdrawn will be made promptly following the Change of Control Payment Date;

(9) that any Security not tendered will continue to accrue interest; and

(10) that, unless the Company defaults in making the Change of Control Payment, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date.

(c) In order to accept the Change of Control Offer the holder must deliver to the Paying Agent at least five Business Days prior to the Change of Control Payment Date, the applicable Security together with the form entitled “Option of Holder to Elect Repayment” which form is annexed to the Securities duly completed, or a telegram, telex, facsimile transmission or letter from member of national securities exchange, or the Financial Industry Regulatory Authority, Inc. or commercial bank or trust company in the United States setting forth:

(1) the name of the Holder of the applicable Security;

(2) the principal amount of the applicable Security;

(3) the principal amount of the applicable Security to be repurchased;

(4) the certificate number or description of the tenor and terms of the applicable Security;

(5) a statement that the holder is accepting the Change of Control Offer; and

(6) a guarantee that the applicable Security together with the form entitled “Option to Elect Repayment Form” duly completed will be received by the Paying Agent at least five Business Days prior to the Change of Control Payment Date.

Any exercise by Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of the applicable Security but in that event the principal amount of the applicable Security remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

(d) On each Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all applicable Securities or portions of such Securities properly tendered pursuant to the applicable Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all such Securities or portions of such Securities properly tendered; and

(3) deliver or cause to be delivered to the Trustee the applicable Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of applicable Securities or portions of applicable Securities being repurchased and that all conditions precedent provided for in the Indenture to the Change of Control

Offer and to the repurchase by the Company of the applicable Securities pursuant to the Change of Control Offer have been met.

(e) The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements of this Section 1012 and the third party repurchases all applicable Securities properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any applicable Securities if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture with respect to such Securities, other than a default in the payment of the Change of Control Payment upon a related Change of Control Triggering Event.

(f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the applicable Securities as a result of a related Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the applicable Securities, the Company shall comply with those securities laws and regulations and will not be deemed to have breached its obligations under this Section 1012 by virtue of any such conflict.

SECTION 1013. Limitation on Activities of the Company and Parent Prior to Consummation of the Transaction. (a) Prior to the consummation of the Transaction, the activities of each of the Company and Parent shall be limited to (i) issuing the Securities and related Guarantees, (ii) holding certain equity interests in Subsidiaries of Parent, (iii) performing its respective obligations in respect of the Securities under the Indenture and, in the case of the Company, the Escrow Agreement including, if required, redeeming the Securities in accordance with Section 1108 as applicable, (iv) maintaining its corporate existence, (v) paying taxes and overhead expenses (including professional fees for legal, tax and accounting services), (vi) performing its respective obligations under the Bridge Credit Facility, (vii) performing its obligations under the Transaction Agreement and under the documents relating to the scheme of arrangement pursuant to which the Transaction is consummated, (viii) providing indemnification to officers and directors, (ix) activities incidental to the consummation of the Transaction, including the making of intercompany loans, distributions of cash, cash equivalents or Equity Interests and/or the making of other investments, in each case consummated substantially contemporaneously with the consummation of the Transaction and (x) conducting such other activities as are necessary or appropriate to carry out the activities described above.

(b) Prior to the consummation of the Transaction, except as required pursuant to the activities described in paragraph (a) of this Section 1013, the Company and Parent will not incur any debt other than the Securities, the loans under the Bridge Credit Facility or intercompany debt, and in the case of the Company, own, hold or otherwise have any interest in any assets other than the Escrow Account established pursuant to the Escrow Agreement and cash or cash equivalents.

SECTION 1014. Future Guarantors. The Company and Parent shall cause (i) any Subsidiary, other than Excluded Persons, that is or becomes, within 30 days of being or becoming, (x) the issuer or co-issuer of, or borrower or guarantor under, any series of United States debt securities or any United States syndicated credit facility, (y) the guarantor of any series of debt securities or any syndicated credit facilities of Parent or (z) the issuer or co-issuer of, or borrower or guarantor under, any other series of debt securities or any other syndicated credit facility, (ii) any person that within 30 days of being or becoming a direct or indirect parent entity of the Company that holds any material assets (other than the Equity Interests of any Subsidiary that is or is a parent entity of the Company) or owes any material liabilities, whether by formation, acquisition, redomiciliation or otherwise or (iii) the Cooper Guarantors within 40 days of the consummation of the Transaction to execute and deliver to the Trustee a supplemental indenture to this Indenture, in the form attached hereto as Exhibit D, pursuant to which such Subsidiary or such person irrevocably and unconditionally guarantees the Securities on an unsubordinated basis.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and in accordance with this Article.

SECTION 1102. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1103.

SECTION 1103. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities of such series; provided, however, that Securities to be redeemed in part shall be redeemed only in amounts of $2,000 or integral multiplies of $1,000 in excess thereof and that the unredeemed portion of any Security redeemed in part shall be in a minimum principal amount of $2,000.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104. Notice of Redemption. Except as otherwise provided in Section 1108, a notice of redemption shall be given in the manner provided in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price, or if not then ascertainable, the manner of calculation thereof,

(3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(4) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 1106) will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date, and

(5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, provided, in the latter case, such request shall be given by the Company at least ten days’ prior to the date of the giving of the notice (unless a shorter notice shall be satisfactory to the Trustee), which request shall contain all information necessary to prepare such notice.

SECTION 1105. Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and any accrued interest) such Securities shall, cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest set forth in such Security.

SECTION 1107. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 1108. Special Mandatory Redemption.

(a) Terms used in this Section 1108 and not otherwise defined in this Indenture have the meanings set forth in the Escrow Agreement.

(b) All outstanding Securities of any series shall be subject to mandatory redemption (a “Special Mandatory Redemption”) in whole, and not in part, in the event that either:

(i) prior to May 21, 2013, the Company shall have determined in its discretion that the Escrow Release Conditions cannot be satisfied by such date and shall have provided a Redemption Notice to the Escrow Agent and Trustee setting forth the date (the “Special Mandatory Redemption Date”) on which a Special Mandatory Redemption will occur; or

(ii) the Escrow Property shall not have been released pursuant to the terms of the Escrow Agreement by 11:00 a.m. on May 21, 2013.

In the case of (i) or (ii), pursuant to the Escrow Agreement the Escrow Agent shall release the Escrow Property to the Trustee.

(c) In the event that the Trustee receives the Escrow Property pursuant to the Escrow Agreement and this Section 1108, it shall mail or cause to be mailed by first class mail not later than the next Business Day, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address. Such notice shall be prepared by the Company and identify the Securities to be redeemed and state the following information:

(i) the Special Mandatory Redemption Date (which date shall be set forth in an Officers’ Certificate of the Company and shall be no later than 30 days following the date of the Redemption Notice in the case of Section 1108(b)(i), and May 21, 2013, in the case of Section 1108(b)(ii));

(ii) the Special Mandatory Redemption Price, including the portion thereof representing any accrued and unpaid interest;

(iii) the applicable clause in the Escrow Agreement pursuant to which the Company is permitted or required to release the Escrow Property;

(iv) the place or places where Securities are to be surrendered for redemption;

(v) that Securities called for redemption must be so surrendered in order to collect the Special Mandatory Redemption Price;

(vi) that on the Special Mandatory Redemption Date, the Special Mandatory Redemption Price will become due and payable on Securities called for redemption, and interest on Securities called for redemption will cease to accrue on and after the Special Mandatory Redemption Date; and

(vii) if any Security contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Securities or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Securities.

(d) The redemption price paid upon a Special Mandatory Redemption (the “Special Mandatory Redemption Price”) shall be the sum of 101% of the aggregate principal amount of the applicable series of Securities to be redeemed plus accrued and unpaid interest on the Securities of that series from the Issue Date of the Securities of that series, or the last date with respect to such series of Securities on which interest has been paid or provided for, up to, but not including, the Special Mandatory Redemption Date. On and after the Special Mandatory Redemption Date interest shall cease to accrue on outstanding Securities of that series.

(e) Upon the release of the Escrow Property to the Company in connection with the consummation of the Transaction, this Section 1108 will cease to apply and will have no further force or effect.

SECTION 1109. Optional Redemption. (a) All or a portion of the 2015 Notes may be redeemed at the option of the Company at any time or from time to time. The Redemption Price for the 2015 Notes to be redeemed on any Redemption Date will be equal to the greater of the following amounts:

(1) 100% of the principal amount of the 2015 Notes being redeemed on the Redemption Date; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2015 Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 10 basis points, as determined by the Quotation Agent, plus accrued and unpaid interest, if any, and Additional Interest, if any, on the 2015 Notes being redeemed to the Redemption Date. Notwithstanding the foregoing, installments of interest on the 2015 Notes that are due and payable on Interest Payment dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holders as of the close of business on the Regular Record Date.

All or a portion of the 2017 Notes may be redeemed at the option of the Company at any time or from time to time. The Redemption Price for the 2017 Notes to be redeemed on any Redemption Date will be equal to the greater of the following amounts:

(1) 100% of the principal amount of the 2017 Notes being redeemed on the Redemption Date; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2017 Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points, as determined by the Quotation Agent, plus accrued and unpaid interest on the 2017 Notes being redeemed to the Redemption Date. Notwithstanding the foregoing, installments of interest on the 2017 Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holders as of the close of business on the Regular Record Date.

All or a portion of the 2022 Notes may be redeemed at the option of the Company at any time or from time to time. The Redemption Price for the 2022 Notes to be redeemed on any Redemption Date will be equal to the greater of the following amounts:

(1) 100% of the principal amount of the 2022 Notes being redeemed on the Redemption Date; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2022 Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points as determined by the Quotation Agent, plus accrued and unpaid interest, if any, and Additional Interest, if any, on the 2022 Notes being redeemed to the Redemption Date. Notwithstanding the foregoing, installments of interest on the 2022 Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holders as of the close of business on the Regular Record Date.

All or a portion of the 2032 Notes may be redeemed at the option of the Company at any time or from time to time. The Redemption Price for the 2032 Notes to be redeemed on any Redemption Date will be equal to the greater of the following amounts:

(1) 100% of the principal amount of the 2032 Notes being redeemed on the Redemption Date; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2032 Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points, as determined by the Quotation Agent, plus accrued and unpaid interest, if any, and Additional Interest, if any, on the 2032 Notes being redeemed to the Redemption Date. Notwithstanding the foregoing, installments of interest on the 2032 Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered holders as of the close of business on the Regular Record Date.

All or a portion of the 2042 Notes may be redeemed at the option of the Company at any time or from time to time. The Redemption Price for the 2042 Notes to be redeemed on any Redemption Date will be equal to the greater of the following amounts:

(1) 100% of the principal amount of the 2042 Notes being redeemed on the Redemption Date; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2042 Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points, as determined by the Quotation Agent, plus accrued and unpaid interest, if any, and Additional Interest, if any, on the 2042 Notes being redeemed to the Redemption Date. Notwithstanding the foregoing, installments of interest on the 2042 Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holders as of the close of business on the Regular Record Date.

The Company shall give the Trustee notice of the Redemption Price with respect to any redemption pursuant to this Section 1109 promptly following the calculation thereof and the Trustee shall have no responsibility for such calculation.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201. Applicability of Article. The Securities will not be subject to any sinking fund.

ARTICLE THIRTEEN

[RESERVED]

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401. Company’s Option to Effect Defeasance or Covenant Defeasance. Defeasance of the Securities of or within a series under Section 1402, or covenant defeasance of or within a series under Section 1403 shall be made in accordance with the terms of such Securities and in accordance with this Article.

SECTION 1402. Defeasance and Discharge. Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities on the date the conditions set forth in Section 1404 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1405 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, such instrument to be based (where trust funds have been deposited with another trustee in accordance with Section 1404) solely and without independent investigation on the certification of that trustee that all conditions set forth in Section 1404 have been satisfied), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to such Securities.

SECTION 1403. Covenant Defeasance. Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be released from its obligations under Sections 1009 and 1010, with respect to such Outstanding Securities on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 1009 and 1010, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(3) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1404. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1402 or Section 1403 to any Outstanding Securities of or within a series:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) an amount, or (B) Government Obligations applicable to such Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such Securities, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or another trustee satisfying the requirements of Section 607) to pay and discharge, the principal of (and premium, if any) and interest, if any, on such Outstanding Securities to the Maturity of such principal or installment of principal or interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.

(2) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (4) and (5) of Section 501 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(4) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(5) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(6) [Reserved]

(7) If the Securities are to be optionally redeemed, either notice of such redemption shall have been given or the Company shall have given the Trustee irrevocable instructions to give such notice.

(8) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to paragraph (1) above and the related exercise of the Company’s option under Section 1402 or Section 1403 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit, or by the trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.

SECTION 1405. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the “Trustee”) pursuant to Section 1404 in respect of any Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

ARTICLE FIFTEEN

MEETINGS OF HOLDERS OF SECURITIES

SECTION 1501. General. A meeting of Holders of any series of Securities may be called at any time and from time to time pursuant to this Article in order to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series. A meeting pursuant to this Article Fifteen shall not be required to give or take any such action so long as such action is otherwise approved by the Holders of the requisite principal amount of the Securities of such series.

SECTION 1502. Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1501, to be held at such time and at such place in the city of New York as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the city of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

Section 1503. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder of Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Person entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 1504. Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1502(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 1504, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any request, demand,

authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or of the Holders of such series and one or more additional series:

(i) there shall be no minimum quorum requirement for such meeting; and

(ii) the principal amount of the Outstanding Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

SECTION 1505. Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as its shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

(b) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1502(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 1506. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any Series shall be prepared by the Secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502 and, if applicable, Section 1504. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE SIXTEEN

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

OFFICERS, DIRECTORS AND EMPLOYEES

SECTION 1601. Exemption from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any Guarantor or of any successor corporation, either directly or through the Company or any Guarantor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees, as such, of the Company, the Guarantors or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

ARTICLE SEVENTEEN

GUARANTEE

SECTION 1701. Guarantors’ Guarantee.

(a) The Guarantors hereby irrevocably and unconditionally guarantee to the Holders from time to time of the Securities and to the Trustee, for itself and on behalf of each Holder, the full and punctual payment (whether at stated maturity, upon acceleration, redemption or otherwise) of the principal of, premium, if any, on and interest on the Securities (including interest on overdue principal and, to the extent permitted by applicable law, on overdue interest), the Redemption Price, if applicable, and the Special Mandatory Redemption Price (if any), and the full and punctual payment of all other amounts payable by the Company and performance of obligations of the Company under this Indenture or the Securities. Upon failure by the Company to pay punctually any such amount, the Guarantors shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Securities and this Indenture. The Guarantors agree that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for winding-up, liquidation, reorganization, or for the appointment of an examiner, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of any such Security is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on any such Security, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.

SECTION 1702. Guarantee Unconditional. The obligations of each Guarantor under this Article Seventeen shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver (to the extent permitted by applicable law) or release in respect of any obligation of the Company or any other Guarantor under this Indenture or the Securities, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Indenture or the Securities;

(c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Company or any other Guarantor under this Indenture or the Securities;

(d) any change in the organizational existence, structure or ownership of the Company or any other Guarantor, or any insolvency, bankruptcy, examinership, reorganization or other similar proceeding affecting the Company or any other Guarantor or their assets or any resulting release or discharge of any obligation of the Company or any other Guarantor contained in this Indenture or the Securities;

(e) the existence of any claim, set-off or other rights any Guarantor may have at any time against the Company, any Holder or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f) any illegality, invalidity or unenforceability relating to or against the Company or any other Guarantor for any reason of this Indenture or the Securities, or any provision of applicable law or regulation purporting to prohibit any borrowing by the Company or the payment by the Company of the principal of or interest on any Security or by the Company or any other Guarantor of any other amount payable by it under this Indenture or the Securities; or

(g) any other act or omission to act or delay of any kind by the Company, any other Guarantor, any Holder or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause (g), constitute a legal or equitable discharge of such Guarantor’s obligations hereunder.

All rights of the Holder of any Security pursuant thereto or to this Guarantee or the Trustee on behalf of each Holder may be transferred or assigned at any time or from time to time and shall be considered to be transferred or assigned upon the transfer of such Security, whether with or without the consent of or notice to Parent, the Company or any other Guarantor.

SECTION 1703. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor’s obligations under this Article Seventeen shall remain in full force and effect until the entire principal, premium (if any), interest, Redemption Price, if any, and Special Mandatory Redemption Price (if any) on the Securities and all other amounts payable by the Company under this Indenture and the Securities shall have been paid in full. If at any time any payment of the principal of, premium (if any), or interest on the Securities or any other amount payable or paid by the Company or any other Guarantor under this Indenture or the Securities is rescinded or must be otherwise restored or returned to the Company or any other Guarantor, or any custodian, trustee, liquidator, examiner or other similar official acting in relation to the Company or any other Guarantor upon the insolvency, bankruptcy, examinership or reorganization of the Company or any other Guarantor or otherwise, such Guarantor’s obligations under this Article Seventeen with respect to such payment shall be reinstated at such time in full force and effect as though such payment had been due but not made at such time. Upon the delivery by the Company to the Trustee of any Officers’ Certificate to the effect that the entire principal, premium (if any), interest, Redemption Price (if any) and/or Special Mandatory Redemption Price (if any) on the Securities and all other amounts payable by the Company under this Indenture and the Securities have been paid in full, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under this Indenture and the applicable series of Securities.

SECTION 1704. Waiver by Guarantors. To the extent permitted by applicable law, the Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company, the Guarantors or any other Person.

SECTION 1705. Subrogation. To the extent permitted by applicable law, the Guarantors irrevocably waive any and all rights to which they may be entitled, by operation of law or otherwise, upon making any payment pursuant to this Article Seventeen, to be subrogated to the rights of the payee against the Company with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of the Company in respect thereof.

SECTION 1706. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Securities is stayed upon the insolvency, bankruptcy, examinership or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture shall nonetheless be payable by the Guarantors hereunder forthwith on demand by a Holder or the Trustee on behalf of such Holders.

SECTION 1707. Limitation on Obligations of Guarantor. The Guarantors and by their acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantees do not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance (including, with respect to Irish law, Section 286 of the Companies Act 1963 (as amended) of Ireland and Section 139 of the Companies Act 1990 of Ireland). The obligations of the Guarantors under this Article Seventeen shall be limited to an aggregate amount equal to the largest amount that would not render the Guarantors’ obligation a fraudulent conveyance or subject to avoidance under (i) Section 548 of the United States Bankruptcy Code, (ii) Section 2:207c of the Dutch Civil Code, (iii) Section 60 of the Companies Act 1963 (as amended) of Ireland, or (iv) any comparable provisions of applicable law.

SECTION 1708. Scheme. The obligations and liabilities of the Guarantors under this Guarantee shall not be affected by any reduction occurring in, or other arrangement being made relating to the liabilities of the Company or any other Guarantor to the Holders as a result of any arrangement or composition, made pursuant to any of the provisions of the Irish Companies (Amendment) Act 1990 or any analogous provisions in any other jurisdiction or made pursuant to any proceedings or actions whatsoever and whether or not following the appointment of an administrator, administrative receiver, trustee, liquidator, receiver or examiner or any similar officer or any analogous event occurring under the laws of any relevant jurisdiction to the Company or any other Guarantor or over all or a substantial part of the assets (as the case may be) of the Company or any other Guarantor and each Guarantor hereby agrees with and to the Holders and the Trustee, for itself and on behalf of each Holder, that the amount recoverable by the Holders or the Trustee from each Guarantor hereunder will be and will continue to be the full amount which would have been recoverable by the Holders or the Trustee from such Guarantor in respect of such Guarantor’s liabilities had no such arrangement or composition or event as aforesaid been entered into.

SECTION 1709. Marshaling. None of the Holders or the Trustee, for itself or on behalf of each Holder, shall be under any obligation (a) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Company under or in respect of the Securities or the obligation of the Guarantors hereunder or (b) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lessen the Guarantors’ burden, any right to which the Guarantors hereby expressly waive (to the extent permitted by applicable law).

SECTION 1710. Severability. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1711. Benefits Acknowledged. The Guarantors acknowledge that they will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that their Guarantee and waivers (to the extent permitted by applicable law) pursuant to their Guarantee are knowingly made in contemplation of such benefits.

SECTION 1712. Release of Guarantees.

(a) The Guarantee of the Securities by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged upon:

(i) the consummation of any transaction permitted under the Indenture (including a sale, transfer, disposition or distribution of such Subsidiary Guarantor to a Person that is not Parent or one of its Subsidiaries, or a dissolution) resulting in such Subsidiary Guarantor ceasing to be a Subsidiary;

(ii) such Subsidiary Guarantor becomes an Excluded Person; provided that no such release will occur to the extent such Subsidiary Guarantor remains an issuer or co-issuer of or borrower or guarantor under any United States debt securities or United States syndicated credit facilities.

(b) The Guarantee of the Securities by a Subsidiary Guarantor that is a direct or indirect parent of the Company shall be automatically and unconditionally released and discharged if, at any time after becoming a Guarantor:

(i) such Subsidiary Guarantor becomes prohibited by any applicable law, rule or regulation binding on such Subsidiary Guarantor or its properties from guaranteeing the obligations under the Indenture;

(ii) remaining a Guarantor would, in the reasonable determination of the Company, result in material adverse tax consequences to Parent or any of its Subsidiaries;

provided that no such release shall occur under clauses (i) or (ii) above of this Section 1701(b), to the extent such Subsidiary Guarantor remains an issuer or co-issuer of or borrower or guarantor under any debt securities or syndicated credit facilities. Promptly after the release of any Guarantor under this Section, the Company shall deliver to the Trustee an Officers’

Certificate stating that such release has occurred and that all conditions precedent provided for in this Indenture to such release have been complied with.

SECTION 1713. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

TURLOCK CORPORATION

/s/ Mark M. McGuire
Name: Mark M. McGuire
Title: General Counsel

/s/ Thomas E. Moran
Name: Thomas E. Moran
Title: Secretary

(signatures continued on next page)

Signature Page to Indenture

(signatures continued from previous page)

Signed and Delivered as Deed
For and on behalf of
EATON CORPORATION PLC
In the presence of:

/s/ Mark M. McGuire
Attorney Mark M. McGuire

/s/ Lizbeth Wright
Witness: Lizbeth Wright
Title: Counsel

Signature Page to Indenture

(signatures continued from previous page)

Signed for and on behalf of
TURLOCK B.V.

By:

/s/ Mark M. McGuire
Name:	Mark M. McGuire
Title:	Director A

Signed for and on behalf of Intertrust (Netherlands) B.V., as Director B, by:

	/s/ B. van Dijk		/s/ I.J.M. Teeuwen
Name:	B. van Dijk	Name:	I.J.M. Teeuwen
Title:	proxy holder	Title:	proxy holder

Signature Page to Indenture

(signatures continued from previous page)

EATON, INC.

/s/ Mark M. McGuire
Name: Mark M. McGuire
Title: General Counsel

Signature Page to Indenture

(signatures continued from previous page)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Melonee Young
Name: Melonee Young
Title: Vice President

Signature Page to Indenture

EXHIBIT A1

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Security Legend, if applicable pursuant to the provisions of the Indenture]

A1-1

CUSIP: [         ]1

ISIN: [         ]1

[RULE 144A] [REGULATION S [TEMPORARY/PERMANENT]] GLOBAL SECURITY

0.950% Senior Note due 2015

No.[RA-[•]][TRS-[•]][RS-[•]]

TURLOCK CORPORATION

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

TURLOCK CORPORATION, a corporation duly organized and existing under the laws of the State of Ohio (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & CO. as nominee of The Depository Trust Company] or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the Global Security attached hereto, on November 2, 2015, and to pay interest thereon, including Additional Interest, if any, payable pursuant to the Registration Rights Agreement, from November 20, 2012 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 2 and November 2 of each year, commencing May 2, 2013, at the rate of 0.950% per annum until the principal hereof is paid or made available for payment (each such date, an “Interest Payment Date”). The interest and Additional Interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 17 or October 18 (whether or not that date is a Business Day) immediately preceding the applicable Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Any such interest and Additional Interest, if any, not punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Global Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder hereof not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

This Global Security is one of the duly authorized securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture dated as

[1]	CUSIP: Rule 144A: 900212 AE1

Regulation S: U9029C AC2

ISIN: Rule 144A: US900212AE17

Regulation S: USU9029CAC20

A1-2

of November 20, 2012 (the “Indenture”), among the Company, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as Trustee, (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a Global Security representing the Securities of the series designated 0.950% Senior Notes due 2015, initially limited in aggregate principal amount to $600,000,000 (the “2015 Notes”). The Company may, without the consent of the Holder hereof, create and issue additional Securities ranking pari passu with the Securities of this series in all respects.

Pursuant to Article Seventeen of the Indenture, the Guarantors irrevocably and unconditionally Guarantee to the Holders from time to time of the Securities and to the Trustee, for itself and on behalf of each Holder, the full and punctual payment (whether at Stated Maturity, upon acceleration, redemption or otherwise) of the principal of, premium, if any, on and interest and Additional Interest, if any, on the Securities (including interest on overdue principal and, to the extent permitted by applicable law, on overdue interest) and the Special Mandatory Redemption Price (if any), and the full and punctual payment of all other amounts payable by the Company and performance of obligations of the Company under the Indenture or the Securities.

Payment of the principal of and any interest and Additional Interest, if any, on this Global Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that, at the option of the Company, payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Security Registrar (as defined below) at least 15 days prior to the applicable Interest Payment Date and shall appear in the Security Register.

Initially the Trustee will act as paying agent (the “Paying Agent”) and the security registrar (the “Security Registrar”) for the Securities. The Company may change any Paying Agent at any time without notice to Holders of the Securities. The Securities are in registered form without coupons in denominations of $2,000 of the principal amount and multiples of $1,000 in excess thereof. A Holder of Securities may register the transfer or exchange of Securities in accordance with the terms of this Global Security. The Security Registrar may require a Holder of Securities, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted in the Indenture.

At the Company’s option or pursuant to the Company’s obligation, as applicable, the 2015 Notes may be redeemed, in each case, prior to the Stated Maturity, as provided in Article Eleven of the Indenture. This Global Security is not subject to any sinking fund provision.

Pursuant to Section 1012 of the Indenture, upon the occurrence of a Change of Control Triggering Event with respect to the 2015 Notes, unless the Company has exercised its option to

A1-3

redeem the 2015 Notes pursuant to Article Eleven of the Indenture, the Company shall be required to make a Change of Control Offer to each Holder of the 2015 Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s 2015 Notes on the terms set forth in such Section. In a Change of Control Offer the Company shall offer payment in cash equal to 101% of the aggregate principal amount of 2015 Notes repurchased, plus accrued and unpaid interest, if any, on the 2015 Notes repurchased to the date of repurchase Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the 2015 Notes, and a copy of such notice shall be delivered to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the 2015 Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control state that the offer to purchase is conditioned on the Change of Control Triggering Event with respect to the applicable Securities occurring on or prior to the Change of Control Payment Date.

If an Event of Default with respect to this Global Security shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture. During such a case, no additional 2015 Notes may be issued if an Event of Default has occurred.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in stated principal amount of the Securities at the time Outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series to be affected; provided, however, that, without the consent of the Holder of each Security so affected, no such supplemental indenture shall, among other things, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security of such series, or reduce the principal amount thereof, or any premium payable upon redemption thereof, or reduce the rate of interest thereon, or change the Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (ii) reduce the aforesaid percentage of Outstanding Securities of any series, the Holders of which are required to consent to any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences provided for in the Indenture, or reduce the requirements for quorum or voting with respect to the Securities or (iii) modify any of the provisions of Section 902, Section 513 or Section 1011 of the Indenture except to increase any such percentage or to provide that certain other provisions of the Indenture which affect such series cannot be waived or modified without the consent of the Holder of each Outstanding Security of such series. The Holders of a majority in principal amount of the Securities of any series at the time Outstanding may on behalf of the Holders of all the Securities of such series at the time Outstanding waive certain past defaults

A1-4

under the Indenture and their consequences, subject to the conditions and as provided in the Indenture.

Any such consent or waiver or other action by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Global Security issued upon registration of transfer hereof or in exchange or substitution herefor, irrespective of whether any notation thereof is made upon this Global Security or such other Global Security.

No reference herein to the Indenture and no provision of this Global Security or of the Indenture shall affect or impair the right of the Holder of this Global Security to receive payment of the principal of and interest and Additional Interest, if any, on this Global Security at the time and places, at the rate and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, particularly the limitations set forth in the third, fourth, fifth, and sixth succeeding paragraphs, upon surrender of this Global Security for registration of transfer or exchange at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, a new Global Security in authorized denominations, for the same aggregate principal amount, will be issued to the designated transferee or transferees or the Holder hereof in exchange herefor, without charge except for any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Security is registered as the owner hereof for all purposes, whether or not this Global Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

For purposes of the Indenture this Global Security constitutes a Security issued in permanent global form. The initial depository therefor shall be The Depository Trust Company (herein referred to, together with any successor thereto provided for herein, as the “Depository”).

Subject to the provisions set forth below, this Global Security may be transferred, in whole but not in part and in the manner provided in Section 305 of the Indenture, only to a nominee of the Depository, or to the Depository, or a successor Depository appointed by the Company, or to a nominee of such successor Depository.

If at any time the Depository for this Global Security notifies the Company that it is unwilling or unable to continue as Depository for this Global Security or if at any time the Depository for this Global Security shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository for this Global Security. If a successor Depository for this Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute,

A1-5

and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this series in exchange for this Global Security, will authenticate and deliver individual Securities of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Security in exchange herefor.

The Company may, at any time and in its sole discretion, determine that the Securities of this series shall no longer be represented by a Global Security. In such event, and subject to the procedures of the Depository, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Security in exchange herefor. Such exchange shall also occur if an Event of Default with respect to the Securities of this series has occurred and is continuing

In any exchange provided for in any of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form without coupons, in denominations of $2,000 and any integral multiple thereof. Upon the exchange in whole of this Global Security for individual Securities, this Global Security shall be canceled by the Trustee. Securities issued in exchange for this Global Security pursuant to the preceding two paragraphs shall be registered in such names and in such authorized denominations as the Depository for this Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose name such Securities are so registered.

None of the Company, the Guarantors, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Indenture contains provisions under which the Company may, at its option, at any time either (i) be discharged from its obligations with respect to the Securities of this series (except for the obligations to register the transfer or exchange of such Securities, to replace mutilated, destroyed, lost or stolen Securities of this series, to maintain an office or agency in respect of the Securities of this series and to hold moneys for payment in trust), or (ii) be released from its obligations with respect to the Securities of this series under Sections 1009 (Limitation on Liens) and 1010 (Limitation on Sale and Leaseback Transactions) of the Indenture and related Events of Default, in each case upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to the Securities of this series.

No recourse under or upon any obligation, covenant or agreement of the Indenture or this Global Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any Guarantor or of any successor corporation, either directly or through the Company or any Guarantor whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by

A1-6

the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every Holder hereof.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, Turlock Corporation has caused this instrument to be signed by two authorized officers, manually or in facsimile.

Dated: [        ]

TURLOCK CORPORATION

Name: Mark M. McGuire
Title: General Counsel

Name: Thomas E. Moran
Title: Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated: [        ]

A1-8

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Print or Type Name and Address including Zip Code of Assignee)

the within Global Security, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Global Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTE: The signature to this assignment must correspond to the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in the City of New York or by a member of the New York Stock Exchange.

A1-9

OPTION OF HOLDER TO ELECT REPAYMENT

If you want to elect to have this Security purchased by the Company pursuant to Section 1012 of the Indenture, check the box below:

☐  Section 1012

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1012 of the Indenture, state the amount you elect to have purchased ($2,000 or an integral multiple of $1,000 in excess thereof, provided, that any unpurchased portion of this Security must be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof):

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial outstanding principal amount of this Global Security is $            . The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized officer of Trustee or Custodian

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EXHIBIT A2

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Security Legend, if applicable pursuant to the provisions of the Indenture]

A2-1

CUSIP: [         ]1

ISIN: [         ]1

[RULE 144A] [REGULATION S [TEMPORARY/PERMANENT]] GLOBAL SECURITY

1.500% Senior Note due 2017

No.[RA-[•]][TRS-[•]][RS-[•]]

TURLOCK CORPORATION

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

TURLOCK CORPORATION, a corporation duly organized and existing under the laws of the State of Ohio (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & CO. as nominee of The Depository Trust Company] or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the Global Security attached hereto, on November 2, 2017, and to pay interest thereon, including Additional Interest, if any, payable pursuant to the Registration Rights Agreement, from November 20, 2012 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 2 and November 2 of each year, commencing May 2, 2013, at the rate of 1.500% per annum until the principal hereof is paid or made available for payment (each such date, an “Interest Payment Date”). The interest and Additional Interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 17 or October 18 (whether or not that date is a Business Day) immediately preceding the applicable Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Any such interest and Additional Interest, if any, not punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Global Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder hereof not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

[1]	CUSIP: Rule 144A: 900212 AG6

Regulation S: U9029C AD0

ISIN: Rule 144A: US900212AG64

Regulation S: USU9029CAD03

A2-2

This Global Security is one of the duly authorized securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture dated as of November 20, 2012 (the “Indenture”), among the Company, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as Trustee, (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a Global Security representing the Securities of the series designated 1.500% Senior Notes due 2017, initially limited in aggregate principal amount to $1,000,000,000 (the “2017 Notes”). The Company may, without the consent of the Holder hereof, create and issue additional Securities ranking pari passu with the Securities of this series in all respects.

Pursuant to Article Seventeen of the Indenture, the Guarantors irrevocably and unconditionally Guarantee to the Holders from time to time of the Securities and to the Trustee, for itself and on behalf of each Holder, the full and punctual payment (whether at Stated Maturity, upon acceleration, redemption or otherwise) of the principal of, premium, if any, on and interest and Additional Interest, if any, on the Securities (including interest on overdue principal and, to the extent permitted by applicable law, on overdue interest) and the Special Mandatory Redemption Price (if any), and the full and punctual payment of all other amounts payable by the Company and performance of obligations of the Company under the Indenture or the Securities.

Payment of the principal of and any interest and Additional Interest, if any, on this Global Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that, at the option of the Company, payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Security Registrar (as defined below) at least 15 days prior to the applicable Interest Payment Date and shall appear in the Security Register.

Initially the Trustee will act as paying agent (the “Paying Agent”) and the security registrar (the “Security Registrar”) for the Securities. The Company may change any Paying Agent at any time without notice to Holders of the Securities. The Securities are in registered form without coupons in denominations of $2,000 of the principal amount and multiples of $1,000 in excess thereof. A Holder of Securities may register the transfer or exchange of Securities in accordance with the terms of this Global Security. The Security Registrar may require a Holder of Securities, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted in the Indenture.

At the Company’s option or pursuant to the Company’s obligation, as applicable, the 2017 Notes may be redeemed, in each case, prior to the Stated Maturity, as provided in Article Eleven of the Indenture. This Global Security is not subject to any sinking fund provision.

A2-2

Pursuant to Section 1012 of the Indenture, upon the occurrence of a Change of Control Triggering Event with respect to the 2017 Notes, unless the Company has exercised its option to redeem the 2017 Notes pursuant to Article Eleven of the Indenture, the Company shall be required to make a Change of Control Offer to each Holder of the 2017 Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s 2017 Notes on the terms set forth in such Section. In a Change of Control Offer the Company shall offer payment in cash equal to 101% of the aggregate principal amount of 2017 Notes repurchased, plus accrued and unpaid interest, if any, on the 2017 Notes repurchased to the date of repurchase Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the 2017 Notes, and a copy of such notice shall be delivered to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the 2017 Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control state that the offer to purchase is conditioned on the Change of Control Triggering Event with respect to the applicable Securities occurring on or prior to the Change of Control Payment Date.

If an Event of Default with respect to this Global Security shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture. During such a case, no additional 2017 Notes may be issued if an Event of Default has occurred.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in stated principal amount of the Securities at the time Outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series to be affected; provided, however, that, without the consent of the Holder of each Security so affected, no such supplemental indenture shall, among other things, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security of such series, or reduce the principal amount thereof, or any premium payable upon redemption thereof, or reduce the rate of interest thereon, or change the Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (ii) reduce the aforesaid percentage of Outstanding Securities of any series, the Holders of which are required to consent to any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences provided for in the Indenture, or reduce the requirements for quorum or voting with respect to the Securities or (iii) modify any of the provisions of Section 902, Section 513 or Section 1011 of the Indenture except to increase any such percentage or to provide that certain other provisions of the Indenture which affect such series cannot be waived or modified without the consent of the Holder of each Outstanding Security of such series. The Holders of a majority

A2-3

in principal amount of the Securities of any series at the time Outstanding may on behalf of the Holders of all the Securities of such series at the time Outstanding waive certain past defaults under the Indenture and their consequences, subject to the conditions and as provided in the Indenture.

Any such consent or waiver or other action by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Global Security issued upon registration of transfer hereof or in exchange or substitution herefor, irrespective of whether any notation thereof is made upon this Global Security or such other Global Security.

No reference herein to the Indenture and no provision of this Global Security or of the Indenture shall affect or impair the right of the Holder of this Global Security to receive payment of the principal of and interest and Additional Interest, if any, on this Global Security at the time and places, at the rate and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, particularly the limitations set forth in the third, fourth, fifth, and sixth succeeding paragraphs, upon surrender of this Global Security for registration of transfer or exchange at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, a new Global Security in authorized denominations, for the same aggregate principal amount, will be issued to the designated transferee or transferees or the Holder hereof in exchange herefor, without charge except for any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Security is registered as the owner hereof for all purposes, whether or not this Global Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

For purposes of the Indenture this Global Security constitutes a Security issued in permanent global form. The initial depository therefor shall be The Depository Trust Company (herein referred to, together with any successor thereto provided for herein, as the “Depository”).

Subject to the provisions set forth below, this Global Security may be transferred, in whole but not in part and in the manner provided in Section 305 of the Indenture, only to a nominee of the Depository, or to the Depository, or a successor Depository appointed by the Company, or to a nominee of such successor Depository.

If at any time the Depository for this Global Security notifies the Company that it is unwilling or unable to continue as Depository for this Global Security or if at any time the Depository for this Global Security shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository for this Global Security. If a successor

A2-4

Depository for this Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this series in exchange for this Global Security, will authenticate and deliver individual Securities of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Security in exchange herefor.

The Company may, at any time and in its sole discretion, determine that the Securities of this series shall no longer be represented by a Global Security. In such event, and subject to the procedures of the Depository, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Security in exchange herefor. Such exchange shall also occur if an Event of Default with respect to the Securities of this series has occurred and is continuing

In any exchange provided for in any of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form without coupons, in denominations of $2,000 and any integral multiple thereof. Upon the exchange in whole of this Global Security for individual Securities, this Global Security shall be canceled by the Trustee. Securities issued in exchange for this Global Security pursuant to the preceding two paragraphs shall be registered in such names and in such authorized denominations as the Depository for this Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose name such Securities are so registered.

None of the Company, the Guarantors, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Indenture contains provisions under which the Company may, at its option, at any time either (i) be discharged from its obligations with respect to the Securities of this series (except for the obligations to register the transfer or exchange of such Securities, to replace mutilated, destroyed, lost or stolen Securities of this series, to maintain an office or agency in respect of the Securities of this series and to hold moneys for payment in trust), or (ii) be released from its obligations with respect to the Securities of this series under Sections 1009 (Limitation on Liens) and 1010 (Limitation on Sale and Leaseback Transactions) of the Indenture and related Events of Default, in each case upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to the Securities of this series.

No recourse under or upon any obligation, covenant or agreement of the Indenture or this Global Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any Guarantor or of any successor corporation, either directly or through the Company or any Guarantor whether by virtue of any constitution, statute or rule of

A2-5

law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every Holder hereof.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A2-6

IN WITNESS WHEREOF, Turlock Corporation has caused this instrument to be signed by two authorized officers, manually or in facsimile.

Dated: [ ]

TURLOCK CORPORATION

Name: Mark M. McGuire
Title: General Counsel

Name:	Thomas E. Moran
Title:	Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated: [                    ]

A2-7

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Print or Type Name and Address including Zip Code of Assignee)

the within Global Security, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Global Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTE: The signature to this assignment must correspond to the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in the City of New York or by a member of the New York Stock Exchange.

A2-8

OPTION OF HOLDER TO ELECT REPAYMENT

If you want to elect to have this Security purchased by the Company pursuant to Section 1012 of the Indenture, check the box below:

☐ Section 1012

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1012 of the Indenture, state the amount you elect to have purchased ($2,000 or an integral multiple of $1,000 in excess thereof, provided, that any unpurchased portion of this Security must be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof):

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial outstanding principal amount of this Global Security is $            . The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized officer of Trustee or Custodian

A2-10

EXHIBIT A3

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Security Legend, if applicable pursuant to the provisions of the Indenture]

A3-1

CUSIP: [         ]1

ISIN: [         ]1

[RULE 144A] [REGULATION S [TEMPORARY/PERMANENT]] GLOBAL SECURITY

2.750% Senior Note due 2022

No.[RA-[•]][TRS-[•]][RS-[•]]

TURLOCK CORPORATION

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

TURLOCK CORPORATION, a corporation duly organized and existing under the laws of the State of Ohio (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & CO. as nominee of The Depository Trust Company] or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the Global Security attached hereto, on November 2, 2022, and to pay interest thereon, including Additional Interest, if any, payable pursuant to the Registration Rights Agreement, from November 20, 2012 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 2 and November 2 of each year, commencing May 2, 2013, at the rate of 2.750% per annum until the principal hereof is paid or made available for payment (each such date, an “Interest Payment Date”). The interest and Additional Interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 17 or October 18 (whether or not that date is a Business Day) immediately preceding the applicable Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Any such interest and Additional Interest, if any, not punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Global Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder hereof not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

This Global Security is one of the duly authorized securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture dated as

[1]	CUSIP: Rule 144A: 900212 AH4

Regulation S: U9029C AE8

ISIN: Rule 144A: US900212AH48

Regulation S: USU9029CAE85

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of November 20, 2012 (the “Indenture”), among the Company, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as Trustee, (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a Global Security representing the Securities of the series designated 2.750% Senior Notes due 2022, initially limited in aggregate principal amount to $1,600,000,000 (the “2022 Notes”). The Company may, without the consent of the Holder hereof, create and issue additional Securities ranking pari passu with the Securities of this series in all respects.

Pursuant to Article Seventeen of the Indenture, the Guarantors irrevocably and unconditionally Guarantee to the Holders from time to time of the Securities and to the Trustee, for itself and on behalf of each Holder, the full and punctual payment (whether at Stated Maturity, upon acceleration, redemption or otherwise) of the principal of, premium, if any, on and interest and Additional Interest, if any, on the Securities (including interest on overdue principal and, to the extent permitted by applicable law, on overdue interest) and the Special Mandatory Redemption Price (if any), and the full and punctual payment of all other amounts payable by the Company and performance of obligations of the Company under the Indenture or the Securities.

Payment of the principal of and any interest and Additional Interest, if any, on this Global Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that, at the option of the Company, payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Security Registrar (as defined below) at least 15 days prior to the applicable Interest Payment Date and shall appear in the Security Register.

Initially the Trustee will act as paying agent (the “Paying Agent”) and the security registrar (the “Security Registrar”) for the Securities. The Company may change any Paying Agent at any time without notice to Holders of the Securities. The Securities are in registered form without coupons in denominations of $2,000 of the principal amount and multiples of $1,000 in excess thereof. A Holder of Securities may register the transfer or exchange of Securities in accordance with the terms of this Global Security. The Security Registrar may require a Holder of Securities, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted in the Indenture.

At the Company’s option or pursuant to the Company’s obligation, as applicable, the 2022 Notes may be redeemed, in each case, prior to the Stated Maturity, as provided in Article Eleven of the Indenture. This Global Security is not subject to any sinking fund provision.

Pursuant to Section 1012 of the Indenture, upon the occurrence of a Change of Control Triggering Event with respect to the 2022 Notes, unless the Company has exercised its option to

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redeem the 2022 Notes pursuant to Article Eleven of the Indenture, the Company shall be required to make a Change of Control Offer to each Holder of the 2022 Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s 2022 Notes on the terms set forth in such Section. In a Change of Control Offer the Company shall offer payment in cash equal to 101% of the aggregate principal amount of 2022 Notes repurchased, plus accrued and unpaid interest, if any, on the 2022 Notes repurchased to the date of repurchase Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the 2022 Notes, and a copy of such notice shall be delivered to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the 2022 Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control state that the offer to purchase is conditioned on the Change of Control Triggering Event with respect to the applicable Securities occurring on or prior to the Change of Control Payment Date.

If an Event of Default with respect to this Global Security shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture. During such a case, no additional 2022 Notes may be issued if an Event of Default has occurred.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in stated principal amount of the Securities at the time Outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series to be affected; provided, however, that, without the consent of the Holder of each Security so affected, no such supplemental indenture shall, among other things, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security of such series, or reduce the principal amount thereof, or any premium payable upon redemption thereof, or reduce the rate of interest thereon, or change the Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (ii) reduce the aforesaid percentage of Outstanding Securities of any series, the Holders of which are required to consent to any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences provided for in the Indenture, or reduce the requirements for quorum or voting with respect to the Securities or (iii) modify any of the provisions of Section 902, Section 513 or Section 1011 of the Indenture except to increase any such percentage or to provide that certain other provisions of the Indenture which affect such series cannot be waived or modified without the consent of the Holder of each Outstanding Security of such series. The Holders of a majority in principal amount of the Securities of any series at the time Outstanding may on behalf of the Holders of all the Securities of such series at the time Outstanding waive certain past defaults

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under the Indenture and their consequences, subject to the conditions and as provided in the Indenture.

Any such consent or waiver or other action by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Global Security issued upon registration of transfer hereof or in exchange or substitution herefor, irrespective of whether any notation thereof is made upon this Global Security or such other Global Security.

No reference herein to the Indenture and no provision of this Global Security or of the Indenture shall affect or impair the right of the Holder of this Global Security to receive payment of the principal of and interest and Additional Interest, if any, on this Global Security at the time and places, at the rate and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, particularly the limitations set forth in the third, fourth, fifth, and sixth succeeding paragraphs, upon surrender of this Global Security for registration of transfer or exchange at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, a new Global Security in authorized denominations, for the same aggregate principal amount, will be issued to the designated transferee or transferees or the Holder hereof in exchange herefor, without charge except for any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Security is registered as the owner hereof for all purposes, whether or not this Global Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

For purposes of the Indenture this Global Security constitutes a Security issued in permanent global form. The initial depository therefor shall be The Depository Trust Company (herein referred to, together with any successor thereto provided for herein, as the “Depository”).

Subject to the provisions set forth below, this Global Security may be transferred, in whole but not in part and in the manner provided in Section 305 of the Indenture, only to a nominee of the Depository, or to the Depository, or a successor Depository appointed by the Company, or to a nominee of such successor Depository.

If at any time the Depository for this Global Security notifies the Company that it is unwilling or unable to continue as Depository for this Global Security or if at any time the Depository for this Global Security shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository for this Global Security. If a successor Depository for this Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute,

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and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this series in exchange for this Global Security, will authenticate and deliver individual Securities of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Security in exchange herefor.

The Company may, at any time and in its sole discretion, determine that the Securities of this series shall no longer be represented by a Global Security. In such event, and subject to the procedures of the Depository, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Security in exchange herefor. Such exchange shall also occur if an Event of Default with respect to the Securities of this series has occurred and is continuing

In any exchange provided for in any of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form without coupons, in denominations of $2,000 and any integral multiple thereof. Upon the exchange in whole of this Global Security for individual Securities, this Global Security shall be canceled by the Trustee. Securities issued in exchange for this Global Security pursuant to the preceding two paragraphs shall be registered in such names and in such authorized denominations as the Depository for this Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose name such Securities are so registered.

None of the Company, the Guarantors, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Indenture contains provisions under which the Company may, at its option, at any time either (i) be discharged from its obligations with respect to the Securities of this series (except for the obligations to register the transfer or exchange of such Securities, to replace mutilated, destroyed, lost or stolen Securities of this series, to maintain an office or agency in respect of the Securities of this series and to hold moneys for payment in trust), or (ii) be released from its obligations with respect to the Securities of this series under Sections 1009 (Limitation on Liens) and 1010 (Limitation on Sale and Leaseback Transactions) of the Indenture and related Events of Default, in each case upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to the Securities of this series.

No recourse under or upon any obligation, covenant or agreement of the Indenture or this Global Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any Guarantor or of any successor corporation, either directly or through the Company or any Guarantor whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by

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the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every Holder hereof.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, Turlock Corporation has caused this instrument to be signed by two authorized officers, manually or in facsimile.

Dated: [                     ]

TURLOCK CORPORATION

Name: Mark M. McGuire
Title: General Counsel

Name: Thomas E. Moran
Title: Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated: [                     ]

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[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Print or Type Name and Address including Zip Code of Assignee)

the within Global Security, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Global Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTE: The signature to this assignment must correspond to the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in the City of New York or by a member of the New York Stock Exchange.

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OPTION OF HOLDER TO ELECT REPAYMENT

If you want to elect to have this Security purchased by the Company pursuant to Section 1012 of the Indenture, check the box below:

☐ Section 1012

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1012 of the Indenture, state the amount you elect to have purchased ($2,000 or an integral multiple of $1,000 in excess thereof, provided, that any unpurchased portion of this Security must be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof):

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial outstanding principal amount of this Global Security is $            . The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized officer of Trustee or Custodian

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EXHIBIT A4

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Security Legend, if applicable pursuant to the provisions of the Indenture]

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CUSIP: [        ]1

ISIN: [        ]1

[RULE 144A] [REGULATION S [TEMPORARY/PERMANENT]] GLOBAL SECURITY

4.000% Senior Note due 2032

No.[RA-[•]][TRS-[•]][RS-[•]]

TURLOCK CORPORATION

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

TURLOCK CORPORATION, a corporation duly organized and existing under the laws of the State of Ohio (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & CO. as nominee of The Depository Trust Company] or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the Global Security attached hereto, on November 2, 2032, and to pay interest thereon, including Additional Interest, if any, payable pursuant to the Registration Rights Agreement, from November 20, 2012 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 2 and November 2 of each year, commencing May 2, 2013, at the rate of 4.000% per annum until the principal hereof is paid or made available for payment (each such date, an “Interest Payment Date”). The interest and Additional Interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 17 or October 18 (whether or not that date is a Business Day) immediately preceding the applicable Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Any such interest and Additional Interest, if any, not punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Global Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder hereof not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

This Global Security is one of the duly authorized securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture dated as

[1]	CUSIP: Rule 144A: 900212 AA9

Regulation S: U9029C AA6

ISIN: Rule 144A: US900212AA94

Regulation S: USU9029CAA63

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of November 20, 2012 (the “Indenture”), among the Company, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as Trustee, (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a Global Security representing the Securities of the series designated 4.000% Senior Notes due 2032, initially limited in aggregate principal amount to $700,000,000 (the “2032 Notes”). The Company may, without the consent of the Holder hereof, create and issue additional Securities ranking pari passu with the Securities of this series in all respects.

Pursuant to Article Seventeen of the Indenture, the Guarantors irrevocably and unconditionally Guarantee to the Holders from time to time of the Securities and to the Trustee, for itself and on behalf of each Holder, the full and punctual payment (whether at Stated Maturity, upon acceleration, redemption or otherwise) of the principal of, premium, if any, on and interest and Additional Interest, if any, on the Securities (including interest on overdue principal and, to the extent permitted by applicable law, on overdue interest) and the Special Mandatory Redemption Price (if any), and the full and punctual payment of all other amounts payable by the Company and performance of obligations of the Company under the Indenture or the Securities.

Payment of the principal of and any interest and Additional Interest, if any, on this Global Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that, at the option of the Company, payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Security Registrar (as defined below) at least 15 days prior to the applicable Interest Payment Date and shall appear in the Security Register.

Initially the Trustee will act as paying agent (the “Paying Agent”) and the security registrar (the “Security Registrar”) for the Securities. The Company may change any Paying Agent at any time without notice to Holders of the Securities. The Securities are in registered form without coupons in denominations of $2,000 of the principal amount and multiples of $1,000 in excess thereof. A Holder of Securities may register the transfer or exchange of Securities in accordance with the terms of this Global Security. The Security Registrar may require a Holder of Securities, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted in the Indenture.

At the Company’s option or pursuant to the Company’s obligation, as applicable, the 2032 Notes may be redeemed, in each case, prior to the Stated Maturity, as provided in Article Eleven of the Indenture. This Global Security is not subject to any sinking fund provision.

Pursuant to Section 1012 of the Indenture, upon the occurrence of a Change of Control Triggering Event with respect to the 2032 Notes, unless the Company has exercised its option to

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redeem the 2032 Notes pursuant to Article Eleven of the Indenture, the Company shall be required to make a Change of Control Offer to each Holder of the 2032 Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s 2032 Notes on the terms set forth in such Section. In a Change of Control Offer the Company shall offer payment in cash equal to 101% of the aggregate principal amount of 2032 Notes repurchased, plus accrued and unpaid interest, if any, on the 2032 Notes repurchased to the date of repurchase Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the 2032 Notes, and a copy of such notice shall be delivered to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the 2032 Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control state that the offer to purchase is conditioned on the Change of Control Triggering Event with respect to the applicable Securities occurring on or prior to the Change of Control Payment Date.

If an Event of Default with respect to this Global Security shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture. During such a case, no additional 2032 Notes may be issued if an Event of Default has occurred.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in stated principal amount of the Securities at the time Outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series to be affected; provided, however, that, without the consent of the Holder of each Security so affected, no such supplemental indenture shall, among other things, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security of such series, or reduce the principal amount thereof, or any premium payable upon redemption thereof, or reduce the rate of interest thereon, or change the Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (ii) reduce the aforesaid percentage of Outstanding Securities of any series, the Holders of which are required to consent to any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences provided for in the Indenture, or reduce the requirements for quorum or voting with respect to the Securities or (iii) modify any of the provisions of Section 902, Section 513 or Section 1011 of the Indenture except to increase any such percentage or to provide that certain other provisions of the Indenture which affect such series cannot be waived or modified without the consent of the Holder of each Outstanding Security of such series. The Holders of a majority in principal amount of the Securities of any series at the time Outstanding may on behalf of the Holders of all the Securities of such series at the time Outstanding waive certain past defaults

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under the Indenture and their consequences, subject to the conditions and as provided in the Indenture.

Any such consent or waiver or other action by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Global Security issued upon registration of transfer hereof or in exchange or substitution herefor, irrespective of whether any notation thereof is made upon this Global Security or such other Global Security.

No reference herein to the Indenture and no provision of this Global Security or of the Indenture shall affect or impair the right of the Holder of this Global Security to receive payment of the principal of and interest and Additional Interest, if any, on this Global Security at the time and places, at the rate and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, particularly the limitations set forth in the third, fourth, fifth, and sixth succeeding paragraphs, upon surrender of this Global Security for registration of transfer or exchange at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, a new Global Security in authorized denominations, for the same aggregate principal amount, will be issued to the designated transferee or transferees or the Holder hereof in exchange herefor, without charge except for any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Security is registered as the owner hereof for all purposes, whether or not this Global Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

For purposes of the Indenture this Global Security constitutes a Security issued in permanent global form. The initial depository therefor shall be The Depository Trust Company (herein referred to, together with any successor thereto provided for herein, as the “Depository”).

Subject to the provisions set forth below, this Global Security may be transferred, in whole but not in part and in the manner provided in Section 305 of the Indenture, only to a nominee of the Depository, or to the Depository, or a successor Depository appointed by the Company, or to a nominee of such successor Depository.

If at any time the Depository for this Global Security notifies the Company that it is unwilling or unable to continue as Depository for this Global Security or if at any time the Depository for this Global Security shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository for this Global Security. If a successor Depository for this Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute,

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and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this series in exchange for this Global Security, will authenticate and deliver individual Securities of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Security in exchange herefor.

The Company may, at any time and in its sole discretion, determine that the Securities of this series shall no longer be represented by a Global Security. In such event, and subject to the procedures of the Depository, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Security in exchange herefor. Such exchange shall also occur if an Event of Default with respect to the Securities of this series has occurred and is continuing

In any exchange provided for in any of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form without coupons, in denominations of $2,000 and any integral multiple thereof. Upon the exchange in whole of this Global Security for individual Securities, this Global Security shall be canceled by the Trustee. Securities issued in exchange for this Global Security pursuant to the preceding two paragraphs shall be registered in such names and in such authorized denominations as the Depository for this Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose name such Securities are so registered.

None of the Company, the Guarantors, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Indenture contains provisions under which the Company may, at its option, at any time either (i) be discharged from its obligations with respect to the Securities of this series (except for the obligations to register the transfer or exchange of such Securities, to replace mutilated, destroyed, lost or stolen Securities of this series, to maintain an office or agency in respect of the Securities of this series and to hold moneys for payment in trust), or (ii) be released from its obligations with respect to the Securities of this series under Sections 1009 (Limitation on Liens) and 1010 (Limitation on Sale and Leaseback Transactions) of the Indenture and related Events of Default, in each case upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to the Securities of this series.

No recourse under or upon any obligation, covenant or agreement of the Indenture or this Global Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any Guarantor or of any successor corporation, either directly or through the Company or any Guarantor whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by

A4-6

the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every Holder hereof.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A4-7

IN WITNESS WHEREOF, Turlock Corporation has caused this instrument to be signed by two authorized officers, manually or in facsimile.

Dated: [        ]

TURLOCK CORPORATION

Name: Mark M. McGuire
Title: General Counsel

Name: Thomas E. Moran
Title: Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated: [        ]

A4-8

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Print or Type Name and Address including Zip Code of Assignee)

the within Global Security, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Global Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTE: The signature to this assignment must correspond to the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in the City of New York or by a member of the New York Stock Exchange.

A4-9

OPTION OF HOLDER TO ELECT REPAYMENT

If you want to elect to have this Security purchased by the Company pursuant to Section 1012 of the Indenture, check the box below:

☐  Section 1012

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1012 of the Indenture, state the amount you elect to have purchased ($2,000 or an integral multiple of $1,000 in excess thereof, provided, that any unpurchased portion of this Security must be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof):

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A4-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial outstanding principal amount of this Global Security is $            . The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized officer of Trustee or Custodian

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EXHIBIT A5

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Security Legend, if applicable pursuant to the provisions of the Indenture]

A5-1

CUSIP: [         ]1

ISIN: [         ]1

[RULE 144A] [REGULATION S [TEMPORARY/PERMANENT]] GLOBAL SECURITY

4.150% Senior Note due 2042

No.[RA-[•]][TRS-[•]][RS-[•]]

TURLOCK CORPORATION

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

TURLOCK CORPORATION, a corporation duly organized and existing under the laws of the State of Ohio (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & CO. as nominee of The Depository Trust Company] or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the Global Security attached hereto, on November 2, 2042, and to pay interest thereon, including Additional Interest, if any, payable pursuant to the Registration Rights Agreement, from November 20, 2012 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 2 and November 2 of each year, commencing May 2, 2013, at the rate of 4.150% per annum until the principal hereof is paid or made available for payment (each such date, an “Interest Payment Date”). The interest and Additional Interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 17 or October 18 (whether or not that date is a Business Day) immediately preceding the applicable Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Any such interest and Additional Interest, if any, not punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Global Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder hereof not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

This Global Security is one of the duly authorized securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture dated as

[1]	CUSIP: Rule 144A: 900212 AC5

Regulation S: U9029C AB4

ISIN: Rule 144A: US900212AC50

Regulation S: USU9029CAB47

A5-2

of November 20, 2012 (the “Indenture”), among the Company, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as Trustee, (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a Global Security representing the Securities of the series designated 4.150% Senior Notes due 2042, initially limited in aggregate principal amount to $1,000,000,000 (the “2042 Notes”). The Company may, without the consent of the Holder hereof, create and issue additional Securities ranking pari passu with the Securities of this series in all respects.

Pursuant to Article Seventeen of the Indenture, the Guarantors irrevocably and unconditionally Guarantee to the Holders from time to time of the Securities and to the Trustee, for itself and on behalf of each Holder, the full and punctual payment (whether at Stated Maturity, upon acceleration, redemption or otherwise) of the principal of, premium, if any, on and interest and Additional Interest, if any, on the Securities (including interest on overdue principal and, to the extent permitted by applicable law, on overdue interest) and the Special Mandatory Redemption Price (if any), and the full and punctual payment of all other amounts payable by the Company and performance of obligations of the Company under the Indenture or the Securities.

Payment of the principal of and any interest and Additional Interest, if any, on this Global Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that, at the option of the Company, payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Security Registrar (as defined below) at least 15 days prior to the applicable Interest Payment Date and shall appear in the Security Register.

Initially the Trustee will act as paying agent (the “Paying Agent”) and the security registrar (the “Security Registrar”) for the Securities. The Company may change any Paying Agent at any time without notice to Holders of the Securities. The Securities are in registered form without coupons in denominations of $2,000 of the principal amount and multiples of $1,000 in excess thereof. A Holder of Securities may register the transfer or exchange of Securities in accordance with the terms of this Global Security. The Security Registrar may require a Holder of Securities, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted in the Indenture.

At the Company’s option or pursuant to the Company’s obligation, as applicable, the 2042 Notes may be redeemed, in each case, prior to the Stated Maturity, as provided in Article Eleven of the Indenture. This Global Security is not subject to any sinking fund provision.

Pursuant to Section 1012 of the Indenture, upon the occurrence of a Change of Control Triggering Event with respect to the 2042 Notes, unless the Company has exercised its option to

A5-3

redeem the 2042 Notes pursuant to Article Eleven of the Indenture, the Company shall be required to make a Change of Control Offer to each Holder of the 2042 Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s 2042 Notes on the terms set forth in such Section. In a Change of Control Offer the Company shall offer payment in cash equal to 101% of the aggregate principal amount of 2042 Notes repurchased, plus accrued and unpaid interest, if any, on the 2042 Notes repurchased to the date of repurchase Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the 2042 Notes, and a copy of such notice shall be delivered to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the 2042 Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control state that the offer to purchase is conditioned on the Change of Control Triggering Event with respect to the applicable Securities occurring on or prior to the Change of Control Payment Date.

If an Event of Default with respect to this Global Security shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture. During such a case, no additional 2042 Notes may be issued if an Event of Default has occurred.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in stated principal amount of the Securities at the time Outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series to be affected; provided, however, that, without the consent of the Holder of each Security so affected, no such supplemental indenture shall, among other things, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security of such series, or reduce the principal amount thereof, or any premium payable upon redemption thereof, or reduce the rate of interest thereon, or change the Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (ii) reduce the aforesaid percentage of Outstanding Securities of any series, the Holders of which are required to consent to any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences provided for in the Indenture, or reduce the requirements for quorum or voting with respect to the Securities or (iii) modify any of the provisions of Section 902, Section 513 or Section 1011 of the Indenture except to increase any such percentage or to provide that certain other provisions of the Indenture which affect such series cannot be waived or modified without the consent of the Holder of each Outstanding Security of such series. The Holders of a majority in principal amount of the Securities of any series at the time Outstanding may on behalf of the Holders of all the Securities of such series at the time Outstanding waive certain past defaults

A5-4

under the Indenture and their consequences, subject to the conditions and as provided in the Indenture.

Any such consent or waiver or other action by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Global Security issued upon registration of transfer hereof or in exchange or substitution herefor, irrespective of whether any notation thereof is made upon this Global Security or such other Global Security.

No reference herein to the Indenture and no provision of this Global Security or of the Indenture shall affect or impair the right of the Holder of this Global Security to receive payment of the principal of and interest and Additional Interest, if any, on this Global Security at the time and places, at the rate and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, particularly the limitations set forth in the third, fourth, fifth, and sixth succeeding paragraphs, upon surrender of this Global Security for registration of transfer or exchange at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, a new Global Security in authorized denominations, for the same aggregate principal amount, will be issued to the designated transferee or transferees or the Holder hereof in exchange herefor, without charge except for any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Security is registered as the owner hereof for all purposes, whether or not this Global Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

For purposes of the Indenture this Global Security constitutes a Security issued in permanent global form. The initial depository therefor shall be The Depository Trust Company (herein referred to, together with any successor thereto provided for herein, as the “Depository”).

Subject to the provisions set forth below, this Global Security may be transferred, in whole but not in part and in the manner provided in Section 305 of the Indenture, only to a nominee of the Depository, or to the Depository, or a successor Depository appointed by the Company, or to a nominee of such successor Depository.

If at any time the Depository for this Global Security notifies the Company that it is unwilling or unable to continue as Depository for this Global Security or if at any time the Depository for this Global Security shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository for this Global Security. If a successor Depository for this Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute,

A5-5

and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this series in exchange for this Global Security, will authenticate and deliver individual Securities of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Security in exchange herefor.

The Company may, at any time and in its sole discretion, determine that the Securities of this series shall no longer be represented by a Global Security. In such event, and subject to the procedures of the Depository, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Security in exchange herefor. Such exchange shall also occur if an Event of Default with respect to the Securities of this series has occurred and is continuing

In any exchange provided for in any of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form without coupons, in denominations of $2,000 and any integral multiple thereof. Upon the exchange in whole of this Global Security for individual Securities, this Global Security shall be canceled by the Trustee. Securities issued in exchange for this Global Security pursuant to the preceding two paragraphs shall be registered in such names and in such authorized denominations as the Depository for this Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose name such Securities are so registered.

None of the Company, the Guarantors, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Indenture contains provisions under which the Company may, at its option, at any time either (i) be discharged from its obligations with respect to the Securities of this series (except for the obligations to register the transfer or exchange of such Securities, to replace mutilated, destroyed, lost or stolen Securities of this series, to maintain an office or agency in respect of the Securities of this series and to hold moneys for payment in trust), or (ii) be released from its obligations with respect to the Securities of this series under Sections 1009 (Limitation on Liens) and 1010 (Limitation on Sale and Leaseback Transactions) of the Indenture and related Events of Default, in each case upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to the Securities of this series.

No recourse under or upon any obligation, covenant or agreement of the Indenture or this Global Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any Guarantor or of any successor corporation, either directly or through the Company or any Guarantor whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by

A5-6

the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every Holder hereof.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A5-7

IN WITNESS WHEREOF, Turlock Corporation has caused this instrument to be signed by two authorized officers, manually or in facsimile.

Dated: [        ]

TURLOCK CORPORATION

Name: Mark M. McGuire
Title: General Counsel

Name: Thomas E. Moran
Title: Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated: [        ]

A5-8

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Print or Type Name and Address including Zip Code of Assignee)

the within Global Security, and all rights thereunder, hereby irrevocably constituting and appointing attorney to
transfer said Global Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTE: The signature to this assignment must correspond to the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in the City of New York or by a member of the New York Stock Exchange.

A5-9

OPTION OF HOLDER TO ELECT REPAYMENT

If you want to elect to have this Security purchased by the Company pursuant to Section 1012 of the Indenture, check the box below:

☐  Section 1012

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1012 of the Indenture, state the amount you elect to have purchased ($2,000 or an integral multiple of $1,000 in excess thereof, provided, that any unpurchased portion of this Security must be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof):

                             $

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A5-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial outstanding principal amount of this Global Security is $            . The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized officer of Trustee or Custodian

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

TURLOCK CORPORATION,

Eaton Center,

1111 Superior Avenue,

Cleveland, Ohio,

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street,

Suite 1020

Chicago, Il 60602

Re: [            %] Senior Notes due 20[        ]

Reference is hereby made to the Indenture, dated as of November 20, 2012 (the “Indenture”), among Turlock Corporation. (the “Company”), the Guarantors party thereto from time to time and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                             (the “Transferor”) owns and proposes to transfer the 20[ ]Note[s] or interest in such 20[ ] Note[s] specified in Annex A hereto, in the principal amount of $            in such 20[ ]Note[s] or interests (the “Transfer”), to             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐  CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RULE 144A GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

2.  ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL SECURITY, THE REGULATION S PERMANENT GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Temporary Global Security, the Regulation S Permanent Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

3.  ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐	such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐	such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)	☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)	☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Security or Restricted Definitive Securities and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit B-1 to the Indenture and (2) if such Transfer is in respect of a principal amount of Securities at the time of Transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

4.  ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY OR OF AN UNRESTRICTED DEFINITIVE SECURITY.

(a)  ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 to a Person who is not an affiliate (as defined in Rule 144) of the Company under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(b)   ☐CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act to a Person who is not an affiliate (as defined in Rule 144) of the Company and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(c)  ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 to a Person who is not an affiliate (as defined in Rule 144) of the Issuers and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any

State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

5.  ☐ CHECK IF TRANSFEROR IS AN AFFILIATE OF THE COMPANY.

6.  ☐ CHECK IF TRANSFEREE IS AN AFFILIATE OF THE COMPANY.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Security (CUSIP [ ]), or

(ii)	☐ Regulation S Global Security (CUSIP [ ]), or

(b)	☐ a Restricted Definitive Security.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Security (CUSIP [ ]), or

(ii)	☐ Regulation S Global Security (CUSIP [ ]), or

(iii)	☐ Unrestricted Global Security (CUSIP [ ]), or

(b)	☐ a Restricted Definitive Security; or

(c)	☐ an Unrestricted Definitive Security, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

TURLOCK CORPORATION,

Eaton Center,

1111 Superior Avenue,

Cleveland, Ohio,

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street,

Suite 1020

Chicago, Il 60602

Re: [            %] Senior Notes due 20[    ]

Reference is hereby made to the Indenture, dated as of November 20, 2012 (the “Indenture”), among Turlock Corporation. (the “Company”), the Guarantors party thereto from time to time and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

             (the “Owner”) owns and proposes to exchange the 20[ ] Note[s] or interest in such 20[ ] Note[s] specified herein, in the principal amount of $            in such 20[ ] Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY FOR UNRESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL SECURITY

a)

☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

b)	☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

c)	☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

d)	☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

2) EXCHANGE OF RESTRICTED DEFINITIVE SECURITY OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITY FOR RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES

a)

☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO RESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a

Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

b)	☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE] [ ] 144A Global Security [ ] Regulation S Global Security, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

3) ☐ CHECK IF OWNER IS AN AFFILIATE OF THE COMPANY.

4) ☐ CHECK IF OWNER IS EXCHANGING THIS SECURITY IN CONNECTION WITH AN EXPECTED TRANSFER TO AN AFFILIATE OF THE COMPANY.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated             .

[Insert Name of Transferor]

By:
Name:
Title:

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

Supplemental Indenture, dated as of [            ], 2012, (this “Supplemental Indenture”) among Turlock Corporation (the “Company”), the guarantors party hereto (the “New Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the Guarantors (as defined in the Indenture) (the “Existing Guarantors”) and the Trustee are parties to an indenture (the “Indenture”), dated as November 20, 2012, as supplemented from time to time, providing for the issuance by the Company of $600,000,000 aggregate principal amount of 0.950% Senior Notes due 2015 (the “2015 Notes”), $1,000,000,000 aggregate principal amount of 1.500% Senior Notes due 2017 (the “2017 Notes”), $1,600,000,000 aggregate principal amounts of 2.750% Senior Notes due 2022 (the “2022 Notes”), $700,000,000 aggregate principal amount of 4.000% Senior Notes due 2032 (the “2032 Notes”) and $1,000,000,000 aggregate principal amount of 4.150% Senior Notes due 2042 (the “2042 Notes” and, together with the 2015 Notes, the 2017 Notes, the 2022 Notes and the 2032 Notes, the “Securities”);

WHEREAS, Section 1014 of the Indenture provides that under certain circumstances, a Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall irrevocably and unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “New Guarantee”); and

WHEREAS, pursuant to Section 903 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to be Bound. Each New Guarantor hereby becomes a party to the Indenture as a Guarantor and as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor and a Subsidiary Guarantor under the Indenture.

(3) Guarantee. Each New Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the obligations of the Company pursuant to and as set forth in Article Seventeen of the Indenture.

(4) Release of Guarantee.

The Guarantee of each New Guarantor shall be automatically and unconditionally released and discharged, upon:

(i) the consummation of any transaction permitted under the Indenture (including a sale, transfer, disposition or distribution of such New Guarantor to a Person that is not Parent or one of its Subsidiaries, or a dissolution) resulting in such Guarantor ceasing to be a Subsidiary; or

(ii) such Guarantor becomes an Excluded Person; provided that no such release will occur to the extent such New Guarantor remains an issuer or co-issuer of or borrower or guarantor under any U.S. debt securities or U.S. syndicated credit facilities.

(5) Severability. In case any provision of this New Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(6) Benefits Acknowledged. Each of the New Guarantors acknowledge that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that its guarantee and waivers (to the extent permitted by applicable law) pursuant to the New Guarantee are knowingly made in contemplation of such benefits.

(7) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of a New Guarantor shall have any liability for any obligations of the Company or the Guarantors (including a New Guarantor) under the Securities, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

(8) Trustee Disclaimer. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the New Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Base Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

(9) Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterparty may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

(10) Headings. The headings of the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[signature pages follow]

[SUBSIDIARY GUARANTORS]

By:
Name:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

D-4